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                          LOAN AND SECURITY AGREEMENT

                        DATED AS OF DECEMBER 22ND, 1999

                                    BETWEEN

                                  WEBSTER BANK

                                   AS LENDER

                                      AND

                                GOLDEN EAGLE LLC

                                  AS BORROWER
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                        INDEX OF EXHIBITS AND SCHEDULES

Schedule A     -    Definitions
Schedule B     -    Lender's and Borrower's Representatives for Notices;
                     Addresses
Schedule C     -    Intentionally Blank
Schedule D     -    Cash Management System
Schedule E     -    Fees and Expenses
Schedule F     -    Schedule of Documents
Schedule G     -    Financial Covenants

Disclosure Schedule (3.2)     -    Places of Business; Corporate Names
Disclosure Schedule (3.6)     -    Real Estate
Disclosure Schedule (3.7)     -    Stock; Affiliates
Disclosure Schedule (3.10)    -    Taxes
Disclosure Schedule (3.12)    -    ERISA
Disclosure Schedule (3.13)    -    Litigation
Disclosure Schedule (3.14)    -    Intellectual Property
Disclosure Schedule (3.16)    -    Environmental Matters
Disclosure Schedule (3.17)    -    Insurance
Disclosure Schedule (5(c))    -    Indebtedness
Disclosure Schedule (5(h))    -    Liens
Disclosure Schedule (6.1)     -    Actions to Perfect Liens

 Exhibit A     -    Form of Notice of Revolving Credit Advance
 Exhibit B     -    Intentionally Blank
 Exhibit C     -    Form of Borrowing Base Certificate
 Exhibit D     -    Form of Lease Certificate
 Exhibit E     -    Intentionally Blank
 Exhibit F     -    Form of Revolving Credit Note
 Exhibit G     -    Intentionally Blank
[Exhibit H     -    Required Monthly Reports]
 Exhibit I     -    Form of Secretarial Certificate
 Exhibit J     -    Form of Power of Attorney
 Exhibit K     -    Intentionally Blank
 Exhibit L     -    Form of Trust Agreement
 Exhibit M     -    Intentionally Blank
 Exhibit N     -    Form of Guarantee
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This LOAN AND SECURITY AGREEMENT is dated as of December 22nd, 1999 and agreed to by and between GOLDEN EAGLE LLC, a Connecticut limited liability company ("Borrower"), any other Credit Party executing this Agreement, and WEBSTER BANK, a federally chartered savings bank ("Lender").

RECITALS

A. The purpose of this Agreement is to provide to Borrower revolving credit loans (the "Loan") having the following general description:

--------------------------------------------------------------------------------
TRANSACTION SUMMARY AS OF THE DATE OF THIS AGREEMENT
REVOLVING CREDIT LOAN

     Maximum Amount:          $10,000,000

     Term:                    Expires on June 30, 2001

     Revolving Credit Rate:   The Wall Street Journal Prime Rate plus 1%, or
                              LIBOR plus 275 basis points

     Borrowing Base:          87% of the net present value of Borrower's
                              Eligible Lease Receivables.

--------------------------------------------------------------------------------

The Loan described generally here is established and governed by the terms and conditions set forth below in this Agreement and the other Loan Documents, and if there is any conflict between this general description and the express terms and conditions below or elsewhere in the Loan Documents, such other express terms and conditions shall control.

B. Borrower desires to obtain the Loan and other financial accommodations from Lender and Lender is willing to provide the Loan and accommodations all in accordance with the terms of this Agreement.

C. Capitalized terms used herein shall have the meanings assigned to them in Schedule A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Schedule A shall govern. All Schedules, Disclosure Schedules, Attachments, Addenda and Exhibits (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, constitute but a single agreement. These Recitals shall be construed as part of this Agreement.


                                   AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.   AMOUNT AND TERMS OF CREDIT

1.1 Loan. (a) Subject to the terms and conditions of this Agreement, from the Closing Date and until the Commitment Termination Date (i) Lender agrees to make available advances (each, a "Revolving Credit Advance"), in an aggregate outstanding amount not to exceed the Borrowing Availability and (ii) Borrower may at its request from time to time borrow, repay and reborrow under the Revolving Credit Loan.

(b) Borrower shall request each Revolving Credit Advance by written notice to Lender substantially in the form of Exhibit A (each a "Notice of Revolving Credit Advance") given no later than 11:00 a.m. (New York time) on the Business Day of the proposed Revolving Credit Advance. Lender shall be fully protected under this Agreement in relying upon, and shall be entitled to rely upon (i) any Notice of Revolving Credit Advance believed by Lender to be genuine, and (ii) the assumption that the Persons making electronic requests or executing and delivering a Notice of Revolving Credit Advance were duly authorized, unless the responsible individual acting thereon for Lender shall have actual knowledge to the contrary.

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(c)  The Revolving Credit Loan shall be evidenced by, and be repayable in accordance with the terms of, the Revolving Credit Note and this Agreement.

(d) Borrower agrees that Lender, in making any Revolving Credit Advance or incurring any other Obligation hereunder, shall be entitled to rely upon the most recent Borrowing Base Certificate delivered to Lender and other information available to Lender by Borrower. Borrower further agrees that Lender shall be under no obligation to make any further Revolving Credit Advance or incur any other Obligation if Borrower shall have failed to deliver a Borrowing Base Certificate and a Lease Certificate to Lender by the time specified in Section 4.1(a); provided, that, unless otherwise in Default, the Borrower may resume borrowing under this Agreement upon compliance with the terms set forth in this Section and in Section 4.1(a).

1.2 Term and Termination. (a) The obligation of Lender to make Revolving Credit Advances and extend other financial accommodations shall be in effect from the Closing Date until the Commitment Termination Date. Upon the Commitment Termination Date, Borrower shall pay to Lender in full, in cash; all outstanding Revolving Credit Advances and all accrued but unpaid interest thereon, and all other non-contingent Obligations due to or incurred by Lender.

(b) If the Revolving Credit Loan shall at any time exceed the Borrowing Availability, then Borrower shall have the option of (i) immediately repaying the Revolving Credit Loan in the amount of such excess; any such excess balance outstanding shall nevertheless constitute Obligations that are evidenced by the Revolving Credit Note, secured by the Collateral and entitled to all of the benefits of the Loan Documents, or (ii) pledging additional Collateral to secure Lender for the amount of such excess, the amount and the sufficiency of such Collateral shall be subject to the sole and absolute discretion of the Lender.

(c) The Borrower may prepay the Revolving Credit Note in whole or in part as follows (i) with respect to Revolving Credit Advances bearing the Revolving Prime-Based Rate (as hereafter defined), without penalty with accrued interest to the date of such prepayment on the amount prepaid, provided that, it gives Lender one (1) day prior written notice, and (ii) with respect to Revolving Credit Advances bearing the Revolving LIBOR-Based Rate (as hereafter defined), provided that Borrower prepays all of the Obligations. If the Borrower (i) fails to borrow the Revolving Credit Loan after delivering a Notice of Revolving Credit Advance; (ii) fails to pay as and when due any principal of or interest on the Loan; or (iii) makes any payment or prepayment of the Loan other than on the last day of a month, then the Borrower shall pay to the Lender the amount of any losses, costs and expenses reasonably incurred as a consequence thereof, including any loss of margin or expenses in liquidating or re-employing deposits or other funds acquired to make such Loan. A certificate, calculating in reasonable detail the amount of any such losses, costs and expenses, submitted to the Borrower by the Lender shall, absent manifest error, be final, conclusive and binding for all purposes.

1.3 Use of Proceeds. Borrower shall use the proceeds of the Revolving Credit Loan to finance the purchase of new equipment to be leased by Borrower to unrelated third parties and for other general corporate purposes.

1.4 Single Loan. The Revolving Credit Loans and all of the other Obligations of Borrower to Lender shall constitute one general obligation of Borrower secured by all of the Collateral.

1.5 Interest. (a) Borrower shall pay interest to Lender on the aggregate outstanding Revolving Credit Advances at the rate elected by Borrower from time to time (the "Revolving Credit Rate") of the following:

          (i) A rate per annum (the "Revolving LIBOR-Based Rate") equal to the sum of London InterBank Offering Rate available to Lender for U.S. dollar thirty-day deposits, plus two hundred seventy five (275) basis points such Revolving LIBOR-Based Rate to be further adjusted to compensate Lender for all applicable reserve requirements imposed upon Lender in respect of LIBOR investments; or

          (ii) A floating rate per annum (the "Revolving Prime-Based Rate") equal to the "Prime Rate" as published in the section of the Wall Street Journal entitled "Money Rates," plus one percent (1.0%).


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The Revolving Prime-Based Rate will change automatically and immediately as of the date of a change in the Prime Rate, without notice to Borrower.

          (iii) A fixed rate can be requested by Borrower at the Lender's option.

          Interest shall be calculated on the basis of a 360-day year, but shall be computed for the actual number of days in each period for which interest is charged. With respect to a Revolving Prime-Based Rate, interest shall be payable monthly in arrears on the first Business Day of each month. With respect to a Revolving LIBOR-Based Rate, interest shall be payable, in arrears, on the first Business Day following the expiration of the 30-day LIBOR period. Notwithstanding anything else set forth herein, all interest on the Revolving Credit Loan shall be payable on the Commitment Termination Date, and if any interest accrues or remains payable after the Commitment Termination Date, upon demand by Lender.

(b) Each determination by Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c) Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, upon notice to the Borrower (except that no notice shall be required upon the occurrence of any Event of Default specified in Sections 7.1(e), (f) or (g)) the Revolving Credit Rate shall be increased by two percentage points (2.00%) per annum (such increased rate, the "Default Rate"), and all outstanding Obligations, shall continue to accrue interest from the date of such Event of Default at the Default Rate applicable to such Obligations.

(d) If any interest or other payment to Lender under this Agreement becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extension.

(f) In no event will Lender charge interest at a rate that exceeds the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.

1.6 Cash Management System. On or prior to the Closing Date and until the Termination Date, Borrower will establish and maintain the cash management system described in Schedule D.

1.7 Fees. As compensation for Lender's costs and efforts incurred and expended in entering into this Agreement and in consideration of Lender's making the Loans available to Borrower, Borrower agrees to pay to Lender the Fees set forth in Schedule E.

1.8 Receipt of Payments. Borrower shall make each payment under this Agreement (not otherwise made pursuant to Section 1.9) without set-off or counterclaim not later than 1:00 p.m. (New York time) on the day when due in lawful money of the United States of America in immediately available funds. For purposes of computing interest and Fees, all payments shall be deemed received by Lender two
(2) Business Days following receipt of good funds by Lender, except that payments made to Lender by wire or other forms of immediate cash shall be deemed received by Lender upon confirmation by Lender that it has received such funds. For purposes of determining the Borrowing Availability, payments shall be deemed received by Lender upon receipt of good funds by Lender. To cover the extra expenses involved in handling delinquent payments, Lender may collect a late charge equal to five percent (5.00%) of any amount due (including, without limitation, payments of principal and interest), with a minimum late charge of $15.00, if any such amount is not paid by Borrower within ten (10) days after the due date thereof.

1.9 Application and Allocation of Payments. Borrower irrevocably agrees that Lender shall have the continuing and exclusive right to apply any and all payments against the then due and payable Obligations in such order as Lender may deem advisable. Lender is authorized to, and at its option may (without prior notice or precondition and at any time or times), but shall not be obligated to, make or cause to be made Revolving Credit Advances on behalf of Borrower for: (a) payment of all Fees, expenses, indemnities, charges, costs, principal, interest, or other Obligations owing by Borrower under this Agreement or any of the other Loan Documents,


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
(b) the payment, performance or satisfaction of any of Borrower's obligations with respect to preservation of the Collateral or otherwise under this Agreement, or (c) any premium in whole or in part required in respect of any of the policies of insurance required by this Agreement, even if the making of any such Revolving Credit Advance causes the outstanding balance of the Revolving Credit Loan to exceed the Borrowing Availability, and, except as otherwise permitted by this Agreement, Borrower agrees to repay immediately, in cash, any amount by which the Revolving Credit Loan exceeds the Borrowing Availability. Borrower irrevocably agrees that Lender shall have the right to charge any amounts due under the Loan (including, without limitation, principal, interest and Fees) against any account of Borrower maintained with Lender.

1.10 Accounting. Lender is authorized to record on its books and records the date and amount of each Loan and each payment of principal thereof and such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Lender shall provide Borrower on a monthly basis a statement and accounting of such recordations but any failure on the part of the Lender to keep any such recordation (or any errors therein) or to send a statement thereof to Borrower shall not in any manner affect the obligation of Borrower to repay (with applicable interest) the Loan made to Borrower under this Agreement. Except to the extent that Borrower shall, within 30 days after such statement and accounting is sent, notify Lender in writing of any objection Borrower may have thereto (stating with particularity the basis for such objection), such statement and accounting shall be deemed final, binding and conclusive upon Borrower, absent manifest error.

1.11 Indemnity. Borrower and each other Credit Party executing this Agreement jointly and severally agree to indemnify and hold Lender and its Affiliates, and their respective employees, attorney and agents (each, and "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses liabilities and expenses of any kind or nature whatsoever (including attorney's fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement and the other Loan Documents or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, including any and all product liabilities, Environmental Liabilities and legal cost and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"), except to the extent that any such Indemnified Liabilities"), except to the extent that any such Indemnified Liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO THE BORROWER OR TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

1.12 Taxes. All payments to Lender under any Loan Document shall be made free and clear of, and without deduction for, any Taxes. If Borrower shall be required by law to deduct any Taxes from any payment to Lender under any Loan Document, then the amount payable to Lender shall be increased so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 1.12), Lender receives an amount equal to that which it would have received had no such deductions been made and Borrower shall pay the full amount deducted to the relevant taxing authority, and promptly furnish to Lender tax receipts evidencing such payment. Borrower shall pay and indemnify Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.12) paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

1.13 Borrowing Base; Reserves. The Borrowing Base shall be determined by Lender (including the eligibility of Lease Receivables) based on the most recent Borrowing Base Certificate delivered to Lender in accordance with Section 4.1(b) and such other information available to Lender. Without limiting any other rights and remedies of

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Lender hereunder or under the other Loan Documents, the Revolving Credit Loan shall be subject to Lender's continuing right to withhold from Borrowing Availability reserves, and to increase and decrease such reserves from time to time, if and to the extent that in Lender's reasonable credit judgment and sole discretion such reserves are necessary, including to protect Lender's interest in the Collateral or to protect Lender against possible non-payment of Lease Receivables for any reason by Account Debtors or possible diminution of the value of any Collateral or possible non-payment of any of the Obligations or for any taxes or customs duties or in respect of any state of facts which could constitute a Default. Lender may, at its option, implement reserves by designating as ineligible a sufficient amount of Lease Receivables which would otherwise be Eligible Lease Receivables, as the case may be, so as to reduce the Borrowing Base by the amount of the intended reserves.

1.14 Audits. It is anticipated that Collateral audits will be required annually. If a Default shall have occurred, the Lender may require additional audits its sole discretion. Collateral audits will be performed by an independent certified public accounting firm acceptable to the Lender, such acceptance not to be unreasonably withheld. Borrower will reimburse Lender for the fees incurred by such audits provided that such fees shall not exceed $7,500 per audit, plus out of pocket expenses, unless a Default shall have occurred.

2.       CONDITIONS PRECEDENT

2.1 Conditions to the Initial Revolving Credit Advance. Lender shall not be obligated to make any Loan, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied in a manner satisfactory to Lender in its sole discretion, or waived in writing by Lender:

(a) The Loan Documents to be delivered on or before the Closing Date shall have been duly executed and delivered by the appropriate parties, all as set forth in the Schedule of Documents and all as satisfactory to Lender in its discretion;

(b) Lender shall have received evidence satisfactory to it that all of the obligations of Borrower under its Existing Credit Facilities under the financing documentation as in effect immediately prior to the Closing Date are in full force and effect and Borrower is not in default thereunder;

(c) Lender shall have received evidence satisfactory to it that each Credit Party has obtained all consents and acknowledgements of all Persons and Governmental Authorities whose consents or acknowledgments may be required prior to the execution and delivery of this Agreement and the other Loan Documents (or pursuant to the terms hereof or thereof) and the consummation of the transactions contemplated hereby and thereby and that such consents or acknowledgments remain in full force and effect;

(d) Lender shall have received evidence satisfactory to it that the insurance policies provided for in Section 3.17 are in full force and effect, together with appropriate evidence showing loss payable or additional insured clauses or endorsements in favor of Lender as required under such Section;

(e) All representations or warranties by any Credit Party contained herein or in any of the other Loan Documents shall be true and correct as of such date, except to the extent that such representation or warranty is expressly stated to relate to a specific earlier date, in which case, such representation and warranty shall be true and correct as of such earlier date;

(f) Lender shall have received an opinion of counsel to the Borrower with respect to the Loan Documents in form and substance satisfactory to Lender;

(g) Payment by Borrower of the Closing Fee and all other fees, costs, and expenses payable by Borrower hereunder that have accrued as of the Closing Date;

(h) Lender shall be satisfied (i) that all other Financial Statements delivered to it fairly present the business and financial condition of Borrower and Guarantor and the results of operations for the periods then ended, and there has been no Material Adverse Effect on Borrower's or Guarantor's business, assets or financial condition since the respective dates of such Financial Statements; (ii) as to the solvency of Borrower following the


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transactions contemplated hereby; and (iii) with the results of customer checkings and due diligence, including without limitation, reference checks;

(i) Verification of Lease Receivables constituting Eligible Lease Receivables satisfactory to Lender;

(j) Guarantors shall have delivered updated personal and/or corporate, as applicable, Financial Statements to Lender, in form and substance satisfactory to Lender;

(k) Borrower shall have delivered to Lender its audited Financial Statements from an independent certified accounting firm acceptable to Lender for the Fiscal Year ending December 31, 1998 and internally prepared Financial Statements for the Fiscal Quarter ending June 30, 1999, and (ii) internally prepared Financial Statements for the period ending on the last day of September, 1999, provided, that Borrower will deliver an audited balance sheet for such period to Lender promptly after receipt of such statements by Borrower; and

(l) All Indebtedness owing to any Affiliates of Borrower or any Borrower's stockholders, officers or employees, shall be subordinated to the Obligations on terms and conditions satisfactory to Lender.

2.2 Further Conditions to the Loan. Lender shall not be obligated to fund any Loan, if, as of the date thereof:

(a) Any representation or warranty by any Credit Party contained herein or in any of the other Loan Documents shall be untrue or incorrect as of such date, except to the extent that such representation or warranty is expressly stated to relate to a specific earlier date, in which case, such representation and warranty shall be true and correct as of such earlier date; or

(b) Any event or circumstance which has had or reasonably could be expected to have a Material Adverse Effect shall have occurred since the Closing Date; or

(c) Any Default shall have occurred and be continuing or would result after giving effect to such Loan; or

(d) After giving effect to such Loan, the Revolving Credit Loan exceeds the Borrowing Availability; or

(e) Any action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or any other Loan Document or the consummation of any transaction contemplated hereby or thereby and which, in Lender's sole judgment, would make it inadvisable to consummate any transaction contemplated by this Agreement or any other Loan Document; or

(f) The Borrower shall have promptly executed and/or delivered to the Lender, in its sole discretion, any and all other documents and/or instruments that the Lender shall request in connection with the Gross Lease Receivables and/or the Leases and/or the Leased Equipment.

The request and acceptance by Borrower of the proceeds of any Loan shall be deemed to constitute, as of the date of such request and the date of such acceptance, (i) a representation and warranty by Borrower that the conditions in Sections 2.1 and 2.2 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Lender's Liens pursuant to the Loan Documents.

3.   REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS

To induce Lender to enter into this Agreement and to make the Loans, Borrower and each other Credit Party executing this Agreement represent and warrant to Lender (each of which representations and warranties shall survive the execution and delivery of this Agreement), and promise to and agree with Lender until the Termination Date as follows:


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
3.1 Corporate Existence: Compliance with Law. Each Corporate Credit Party: (a) is, as of the Closing Date, and will continue to be (i) a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) duly qualified to do business and in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; and (iii) in compliance with all Requirements of Law and Contractual Obligations, except to the extent failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) has and will continue to have (i) the requisite corporate power and authority and the legal right to execute, deliver and perform its obligations under the Loan Documents, and to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now, heretofore or proposed to be conducted, and (ii) all licenses, permits, franchises, rights, powers, consents or approvals from or by all Persons or Governmental Authorities having jurisdiction over such Corporate Credit Party which are necessary or appropriate for the conduct of its business.

3.2 Executive Offices: Corporate or Other Names; Conduct of Business. The location of each Corporate Credit Party's chief executive office and principal place of business, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) are as set forth in Disclosure Schedule (3.2) and, except as set forth in such Disclosure Schedule, such locations have not changed during the preceding twelve months. As of the Closing Date, during the prior five years, except as set forth in Disclosure Schedule (3.2), no Corporate Credit Party has been known as or conducted business in any other name (including trade names). No Corporate Credit Party shall change its (a) name,
(b) chief executive office, (c) principal place of business, (d) corporate offices, (e) warehouse or other Collateral locations, or (f) location of its records concerning the Collateral, or acquire, lease or use any real estate after the Closing Date without such Person, in each instance, giving thirty (30) days prior written notice thereof to Lender and taking all actions deemed necessary or appropriate by Lender to continuously protect and perfect Lender's Liens upon the Collateral.

3.3 Corporate Power: Authorization: Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the creation of all Liens provided for herein and therein: (a) are and will continue to be within such Credit Party's power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action; (c) are not and will not be in violation of any Requirement of Law or Contractual Obligation of such Credit Party (d) do not and will not result in the creation or imposition of any Lien (other than Permitted Encumbrances) upon any of the Collateral; and (e) do not and will not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c) (all of which will have been duly obtained, made or complied with on or before the Closing Date and shall be in full force and effect on such date). As of the Closing Date, each Loan Document shall have been duly executed and delivered on behalf of each Credit Party part thereto, and each such Loan Document upon execution and delivery shall be and will continue to be a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally, and by general principles of equity. In addition to, and not in limitation of, any other representation or warranty made by Borrower hereunder, the Borrower has a right to assign, and/or grant security interests in, and has validly assigned and/or granted security interests in and to, the Collateral, including, without limitation, the Gross Lease Receivables, the Leases and the Leased Equipment to the Lender. The Lender will have a legally valid and perfected first priority security interest in, and assignment of, all of the Collateral effective against all parties or persons except as otherwise provided in this Agreement.

3.4 Financial Statements and Projections: Books and Records. (a) The Financial Statements delivered by Borrower to Lender for its most recently ended Fiscal Year and Fiscal Month are true, correct and complete and reflect fairly and accurately the financial condition of Borrower as of the date of each of such Financial Statement in accordance with GAAP.

(b) Borrower and each other Corporate Credit Party shall keep adequate Books and Records with respect to the Collateral and its business activities in which proper entries, reflecting all consolidated and consolidating financial transactions, and payment received on any and all credits granted to, and all other dealings with, the

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
Collateral, will be made in accordance with GAAP and all Requirements of Law and on a basis consistent with the Financial Statements.

3.5 Material Adverse Change. Between the date of Borrower's most recent Financial Statements delivered to Lender and the Closing Date: (a) no Corporate Credit Party has incurred any obligations, contingent or non-contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which could, alone or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (b) no event has occurred which alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect. No Requirements of Law or Contractual Obligation of any Credit Party has had or could reasonably be expected to have a Material Adverse Effect and no Credit Party is in default, and to such Credit Party's knowledge no third party is in default under or with respect to any of its Contractual Obligations, which alone or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

3.6 Real Estate. The real estate listed in Disclosure Schedule (3.6) constitutes all of the real property owned, leased, or used by each Corporate Credit Party in its business, and such Corporate Credit Party will not execute any material agreement or contract in respect of such real estate after the date of this Agreement without giving Lender prompt written notice thereof. Each Corporate Credit Party holds and will continue to hold good and marketable fee simple title to all of its owned real estate, and good and marketable title to all of its other properties and assets, and valid and insurable leasehold interests in all of its leases (both as lessor and lessee, sublessee or assignee), and none of the properties and assets of any Corporate Credit Party are or will be subject to any Liens, except Permitted Encumbrances.

3.7 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.7), as of the Closing Date no Corporate Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Corporate Credit Party (including all rights to purchase, options, warrants or similar rights or agreements pursuant to which any Corporate Credit Party may be required to issue, sell, repurchase or redeem any of its Stock) as of the Closing Date is owned by each of the Stockholders (and in the amounts) set forth on Disclosure Schedule (3.7). Upon consummation of the transactions contemplated by the Loan Documents, the Corporate Credit Parties will not have any outstanding Indebtedness other than the Indebtedness under this Agreement or as is described in Section 5(c).

3.8 Government Regulation. No Credit Party is subject to or regulated under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act or any other Federal or state statute, rule or regulation that restricts or limits such Person's ability to incur Indebtedness, pledge its assets, or to perform its obligations under the Loan Documents. The making of the Loan, the application of the proceeds and repayment thereof, and the consummation of the transactions contemplated by the Loan Documents do not and will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

3.9 Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing " or "carrying" any "margin security" as such terms are defined in Regulations U or G of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause the Loan or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

3.10 Taxes; Charges. Except as disclosed on Disclosure Schedule (3.10) all tax returns, reports and statements required by any Governmental Authority to be filed by Borrower or any other Credit Party have, as of the Closing Date, been filed and will, until the Termination Date, be filed with the appropriate Governmental

Authority and no tax Lien has been filed against any Credit Party or any Credit Party's property. Proper and accurate amounts have been and will be withheld by Borrower and each other Credit Party from their respective employees for all periods in complete compliance with all Requirements of Law and such withholdings have and will be timely paid to the appropriate Governmental Authorities. Disclosure Schedule (3.10) sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Disclosure Schedule (3.10), no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any
Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC
Section 481(a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a Material Adverse Effect.

3.11 Payment of Obligations. Each Credit Party will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its Charges and other obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Credit Party and none of the Collateral becomes subject to any Lien or forfeiture or loss as a result of such contest. Borrower and each Corporate Credit Party is, and at the time of each of the Revolving Credit Advances, (i) has capital sufficient to carry on its business and transactions in which it is engaged or about to engage; (ii) is able to pay its debts as they mature; and (iii) owns property whose fair salable value is greater than the amounts required to pay its debts.

3.12 ERISA. (a) Disclosure Schedule (3.12) lists and separately identifies all Title IV Plans, Multiemployer Plans, ESOPs and Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest form 5500 for each such Plan, have been delivered to Lender. Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA. No Corporate Credit Party or ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No Corporate Credit Party or ERISA Affiliate has engaged in a prohibited transaction, as defined in Section 4975 of the IRC, in connection with any Plan, which would subject any Corporate Credit Party to a material tax on prohibited transactions imposed by Section 4975 of the IRC.

(b) Except as set forth in Disclosure Schedule (3.12): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in
Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Corporate Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan with Unfunded Pension Liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Corporate Credit Party or ERISA Affiliate; and (vi) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rate AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

3.13 Litigation. No Litigation is pending or, to the knowledge of any Credit Party, threatened by or against any Credit Party or against any Credit Party's properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Affect. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or threatened against any Credit Party which seeks damages in excess of $50,000 or

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
injunctive relief or alleges criminal misconduct of any Credit Party. Each Credit Party shall notify Lender promptly upon learning of the existence or commencement of any Litigation commenced or to the knowledge of any Credit Party threatened against any Credit Party that: (x) may involve an amount in excess of $50,000; (y) could reasonably be expected to have a Material Adverse Effect whether or not determined adversely; or (z) regardless of amount (i) is asserted or instituted, against any Plan, its fiduciaries or its assets, or against any Credit Party or any ERISA Affiliate in connection with any Plan, (ii) includes any demand for injunctive relief, (iii) alleges criminal misconduct by any Credit Party, or (iv) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities.

3.14 Intellectual Property. As of the Closing Date, all material Intellectual Property owned or used by any Corporate Credit Party is listed, together with application or registration numbers, where applicable, in Disclosure Schedule (3.14). Each Corporate Credit Party owns, or is licensed to use, all Intellectual Property necessary to conduct its business as currently conducted except for such Intellectual Property the failure of which to own or license could not reasonably be expected to have a Material Adverse Effect.

3.15 Full Disclosure. No information contained in any Loan Document, the Financial Statements or any written statement furnished by or on behalf of any Credit Party under any Loan Document, or to induce Lender to execute the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3.16 Hazardous Materials. Except as set forth on Disclosure Schedule (3.16) as of the Closing Date, (a) each real property location owned, leased or occupied by each Corporate Credit Party (the "Real Property") is maintained free of contamination from any Hazardous Material, (b) no Corporate Credit Party is subject to any Environmental Liabilities or, to any Corporate Credit Party's knowledge, potential Environmental Liabilities, in excess of $50,000 in the aggregate, (c) no notice has been received by any Corporate Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of any Corporate Credit Party, there are no facts, circumstances or conditions that may result in any Corporate Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statues; and (d) each Corporate Credit Party has provided to Lender copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Corporate Credit Party. Each Corporate Credit Party: (i) shall comply in all material respects with all applicable Environmental Laws and Environmental Permits; (ii) shall notify Lender in writing within seven days if and when it becomes aware of any Release, on, at, in, under, above, to, from or about any of its Real Estate; and (iii) shall promptly forward to Lender a copy of any order, notice, permit, application, or any communication or report received by it or any other Credit Party in connection with any such Release.

3.17 Insurance. As of the Closing Date, Disclosure Schedule (3.17) lists all insurance of any nature maintained for current occurrence by Borrower and each other Corporate Credit Party, as well as a summary of the terms of such insurance. Each Corporate Credit Party shall deliver to Lender endorsements to all of its and those of its Subsidiaries (a) "All Risk" and business interruption insurance policies naming Lender loss payee, and (b) general liability and other liability policies naming Lender as an additional insured. All policies of insurance on real and personal property will contain an endorsement, in form and substance acceptable to Lender, showing loss payable to Lender (Form 438 BFU or equivalent) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Lender, will provide that the insurance companies will give Lender at least 30 days prior written notice before any such policy or policies of insurance shall be altered or cancelled and that no act or default of Borrower or any other Person shall effect the right of Lender to recover under such policy or policies of insurance in case of loss or damage. Each Corporate Credit Party shall direct all present and future insurers under its "All Risk" policies of insurance to pay all proceeds payable thereunder directly to Lender. If any insurance proceeds are paid by check, draft or other instrument payable to Borrower and Lender jointly, Lender may endorse Borrower's name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Lender reserves the right at any time, upon review of each Credit Party's risk profile, to require additional forms and limits of insurance to adequately protect Lender's interests in accordance with Lender's normal practice for similarly situated borrowers. Each Corporate Credit Party shall, on each anniversary of the Closing Date and from time to time at Lender's request, deliver to Lender

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
a report by a reputable insurance broker, satisfactory to Lender, with respect to such Person's insurance policies. All policies of insurance covering the Collateral provide coverage for property located on premises other than the Borrower's premises.

3.18 Deposit and Disbursement Accounts. Attachment 1 to Schedule D lists all banks and other financial institutions at which Borrower, or any other Corporate Credit Party, maintains deposits and/or other accounts, including the Operating Account, and such Attachment correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number. No Corporate Credit Party will establish any depository or other bank account of any kind with any financial institution (other than the accounts set forth on Attachment 1 to Schedule D) without Lender's prior written consent.

3.19 Lease Receivables. As of the date of each Borrowing Base Certificate delivered to Lender, and subject to Lender's determination in its sole discretion, each Lease Receivable listed thereon as an Eligible Lease Receivable is an Eligible Lease Receivable. Borrower has not made, and will not make, any agreement with any Account Debtor for any extension of time for the payment of any Lease Receivable, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by Borrower in the ordinary course of its business consistent with historical practice and as previously disclosed to Lender in writing. With respect to the Lease Receivables pledged as collateral pursuant to any Loan Document (a) the amounts shown on all invoices, statements and reports which may be delivered to the Lender with respect thereto are actually and absolutely owing to the relevant Credit Party as indicated thereon and are not in any way contingent; (b) no payments have been or shall be made thereon except payments immediately delivered to the applicable Bank Accounts or the Lender as required hereunder; and (c) to Borrower's knowledge, all Account Debtors have the capacity to contract. Borrower shall notify Lender promptly of any event or circumstance which, to Borrower's knowledge would cause Lender to consider any then existing Lease Receivable as no longer constituting an Eligible Lease Receivable.

3.20 Leases. With respect to the Leases, the Lease Receivables and/or the Gross Lease Receivables, as the case may be, Borrower warrants and represents to Lender that, unless otherwise indicated in writing by Borrower: (i) they are genuine, are in all respects what they purport to be, are not evidenced by a judgment and are only evidenced by one, if any, executed original instrument, agreement, contract or document; (ii) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto; (iii) the amounts of the face value shown on any Leases or schedules thereto or schedule of accounts or accounts receivable report delivered or provided to Lender, and all invoices, statements and reports delivered or provided to Lender, with respect to any Gross Lease Receivables and/or Leases are actually and absolutely owing to Borrower and are not contingent for any reason; (iv) there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and Borrower has not made any agreement with any Account Debtor thereunder for any deduction therefrom; (v) there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder from the amount of any such Lease Receivables and/or Leases, and on all contracts, reports, invoices and statements delivered or provided to Lender with respect thereto; (vi) to the best of Borrower's knowledge and belief, all Account Debtors, under any Gross Lease Receivables and/or Leases, (A) had the capacity to contract at the time any Lease or contract or other document giving rise to the Lease Receivable was executed, (B) are solvent, and (C) are not the subject of a bankruptcy or insolvency proceeding of any kind; (vii) the Lease Receivable, the Leased Equipment and the Leases giving rise to any such Lease Receivable are not subject to any Liens or claim or encumbrance, except those of Lender, those removed or terminated prior to the date hereof and those subordinate to Lender's security interest (unless otherwise agreed by the Lender in its sole discretion); (viii) Borrower has no knowledge of any fact or circumstance which would impair the validity or collectibility thereof; (ix) to the best of Borrower's knowledge and belief, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in said party's financial condition;
(x) they have not been pledged, assigned or transferred to any Person other than to the Lender; (xi) the Leases and any guarantees or undertakings of any kind whatsoever regarding the same constitutes legal, valid and binding agreements enforceable against the Account Debtors and any guarantors in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally; (xii) Borrower is the sole and absolute owner of (or has a perfected, first priority lien and security interest in) all the applicable Leases, Gross Lease Receivables and Leased Equipment (subject only to the Liens of the Lender hereunder); (xiii) the applicable Leased Equipment shall have been delivered and/or installed, shall be in good working order and shall have been fully and duly accepted by the applicable lessee; (xiv) it has been originated by the Borrower; (xv) there are no verbal, written or implied agreements or representations between the Borrower and the Account Debtor regarding any such Lease Receivables and/or Leases and/or Leased Equipment other than the written agreements or documents either delivered to and held by the Lender, or held by the Borrower or the Trustee (if applicable) on behalf of the Lender, pursuant to the terms of this Agreement; and (xvi) all of the Leases relate to commercial and business transactions and not consumer transactions and the Leased Equipment is used for commercial purposes only and not for any consumer or farming purposes.

3.21 Conduct of Business; Maintenance of Existence. Each Corporate Credit Party (a) shall conduct its business substantially as now conducted or as otherwise permitted hereunder and preserve all of its rights, privileges and franchises necessary and desirable in connection therewith, and (b) shall at all times maintain, preserve and protect all of the Collateral and such Credit Party's other property, used or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

3.22 Further Assurances. At any time and from time to time, upon the written request of Lender and at the sole expense of Borrower, Borrower and each other Credit Party shall promptly and duly execute and deliver any and all such further instruments and documents, including any requested projections, and take such further action as Lender may reasonably deem desirable (a) to obtain the full benefits of this Agreement, (b) to protect, preserve and maintain Lender's rights in the Collateral, or any of it, and under this Agreement, or (c) to enable Lender to exercise all or any of the rights and powers herein granted.

3.23 No Joint Venture. Lender and Borrower shall not be deemed to be partners or joint venturers and Borrower shall indemnify and hold Lender harmless from damages and expenses resulting from such a construction of the relationship of the parties.

3.24 Year 2000 Compliant. The Borrower's computer hardware, programs, data, applications, codes and software systems are Year 2000 Compliant.

4.       AFFIRMATIVE COVENANTS

4.1 Reports and Notices. Borrower represents, agrees and promises that from and after the Closing Date until the Termination Date, Borrower shall deliver to Lender:

(a) As frequently as Lender may request and in any event no less frequently than once per month, (i) a Borrowing Base Certificate in the form of Exhibit C detailing ineligible Lease Receivables for adjustment to the Borrowing Base, (ii) an accounts receivable analysis and aging report for those Lease Receivables pledged as Collateral, and (iii) a statement that all Lease Receivables over 60 days past due have been replaced by additional Collateral, each to be certified as true and correct by the Chief Financial Officer of Borrower or such other officer as is acceptable to Lender;

(b) Within 15 days following the end of each Fiscal Month, (i) a list of all Account Debtors, lessees, Leases, loans, Lease and loan types, Leased Equipment, types of Leased Equipment, original and outstanding Lease and loan balances relating to the Collateral, (ii) a backlog report relating to the Collateral, (iii) a summary accounts receivable analysis and aging report for Borrower's entire Lease portfolio, including those Leases which have been sold or pledged to third parties but which Borrower continues to service, (iv) an accounts payable analysis and aging report, and (v) a description of all ineligible calculations;

(c) Within 45 days following the end of each Fiscal Quarter, the internally prepared Financial Statements for such Fiscal Quarter, accompanied by a certification by the Chief Executive Officer or Chief Financial Officer of

Borrower that such Financial Statements are complete and correct, that there was no Default (or specifying those Defaults of which he or she was aware), and showing in reasonable detail the calculations used in determining compliance with the financial covenants hereunder;

(d) Within 120 days following the close of each Fiscal Year, the audited Financial Statements for such Fiscal Year, accompanied by (i) a report from Borrower's accountants to the effect that in connection with their audit examination nothing has come to their attention to cause them to believe that a Default has occurred or specifying those Defaults of which they are aware, and
(ii) any management letter that may be issued;

(e) Within 45 days of the filing thereof, copies of the federal and state income tax returns of Borrower and Guarantors; and

(f) Within 45 days following the close of each Fiscal Year, annual personal financial statements of Guarantors.

4.2 Financial Covenants. Borrower shall not breach any of the financial covenants set forth in Schedule G and as frequently as Lender may request and in any event no less frequently than once per Fiscal Quarter, Borrower shall deliver to Lender a statement, in a form satisfactory to Lender, confirming Borrower's compliance with such financial covenants, certified as true and correct by Chief Financial Officer of Borrower or such other officer as is acceptable to Lender.

4.3 Other Reports and Information. Borrower shall advise Lender promptly, in reasonable detail, of: (a) any Lien, other than Permitted Encumbrances, attaching to or asserted against any of the Collateral or any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline; (b) any material change in the composition of the Collateral; and (c) the occurrence of any Default or other event which could reasonably be expected to have a Material Adverse Effect. Borrower shall, upon request of Lender, furnish to Lender such other reports and information in connection with the affairs, business, financial condition, operations, prospects or management of Borrower or any other Credit Party or the Collateral as Lender may request, all in reasonable detail.

4.4 Maintain its Existence. Preserve and maintain (i) as to Golden Eagle Credit Corporation, its corporate existence and good standing in the jurisdiction of its organization, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, and (ii) as to Golden Eagle LLC, its limited liability company existence and good standing in the jurisdiction of its organization, and qualify and remain qualified as a foreign limited liability company in each jurisdiction in which such qualification is required.

4.5 Maintenance of Properties. Maintain, keep and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear expected.

4.6 Conduct of Business. Continue to engage in a business of the same general type as conducted and proposed to be conducted by it on the date of this Agreement.

4.7  Maintenance of Insurance.

(a) Keep its properties and the properties subject to each Lease, including, without limitation, and Leased Equipment, insured against fire and other hazards (so called "All Risk" coverage) in amounts and with companies satisfactory to the Lender to the same extent in covering such risks as is customary in the same or similar business, but in no event in an amount less than the lesser of (i) the total indebtedness or (ii) the amount necessary to avoid and co-insurance penalty which policy shall name the Lender as loss payee as its interest may appear, (b) Maintain public liability coverage against claims for personal injuries, death or property damage in an amount deemed reasonable by the Lender, which policy shall name the Lender as an additional insured, and (c) Maintain all worker's compensation, employment or similar insurance as may be required by applicable law. Notwithstanding the above, Borrower's obligations under this Section will be complied with provided that Borrower maintains a general insurance policy insuring Leased Equipment located at lessee's premises, containing a $250.00 deductible for each loss and the Borrower and/or lessee shall be required to insure the Leased

Equipment based upon Borrower's current business practices which allows certain lessees, that Borrower determines are "good credit risks" to self-insure the Leased Equipment or it charges a monthly fee in lieu of insurance to such lessees. Such All Risk property insurance coverage shall provide for a minimum of thirty (30) days' written cancellation notice to the Lender. The Borrower agrees to deliver copies of all of the aforesaid insurance policies to the Lender. In the event of any loss or damage to any Collateral, the Borrower shall give immediate written notice to the Lender and to its insurers of such loss of damage and shall properly file its proofs of loss with said insurers. All insurance policies required hereunder shall provide that Borrower's successors and assigns shall also be covered by said insurance policies.

4.8 Compliance With Laws. Comply with all respects with all applicable laws, statutes, rules, ordinances, regulations, and orders of Governmental Authorities, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property, and complying with all broker, truth-in-lending or lending or banking laws, rules or regulations.

4.9 Eligible Lease Receivables. Promptly after receiving notice or otherwise become aware thereof, notify the Lender in writing that a Lease Receivable that the Borrower has represented or warranted to the Lender to be an Eligible Lease Receivable has ceased to be an Eligible Lease Receivable for any reason whatsoever.

4.10 Collateral. Shall (a) preserve the Collateral in good condition and order and not permit it to be abused or misused, (b) not allow any of the applicable Collateral to be affixed to real estate, (c) until a request from the Lender or the occurrence of a Default or an Event of Default or upon contrary instructions from Lender, collect its accounts pursuant to this Agreement, (d) following the request of the Lender or upon the occurrence of a Default or an Event of Default (and upon request of the Lender), deliver all proceeds of the Collateral to the Lender immediately upon receipt in the identical form received without commingling with other property, (e) following the request of the Lender or upon the occurrence of a Default or an Event of Default and when and to the extent required by the Lender, notify Account Debtors and obligers that their accounts, instruments, documents, contracts and all of the Borrower's rights to receive payments have been assigned to the Lender and shall be paid directly to the Lender, (f) take reasonably necessary steps to preserve the liability of Account Debtors, and obligers, and secondary parties whose liabilities are part of the Collateral, (g) take any action required by the Lender with reference to the Federal Assignment of Claims Act, (h) allow the Lender to inspect the Collateral and to inspect and copy all records relating to the Collateral, (i) immediately upon request by the Lender or following the occurrence of a Default or an Event of Default: (a) transfer possession or permit the Lender to take possession of all Collateral (to the extent applicable); and (b) allow the Lender to immediately take possession of all instruments, and documents, which are part of the Collateral, or as to those hereafter required immediately following acquisition, and (j) notify the Lender of any change of location or material adverse change in the condition of any of the Collateral, or of any material adverse change in any fact or circumstance warranted or represented by the Borrower herein or finished to the Lender, or if any Default or Event of Default occurs.

4.11 Defend Collateral. Defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein and, in the event the Lender's security interest in (and/or assignment of) the Collateral, or any part thereof, would be impaired by an adverse decision, allow the Lender to contest or defend any such claim or demand in the Borrower's name and the Borrower agrees to pay, upon demand, the Lender's reasonable costs, charges and expenses, including, without limitation reasonable attorney's fees in connection therewith.

4.12 Assignments of Leases, Leased Equipment, Etc.

(a) Assign to the Lender, among other things, all Leases, including, without limitation, the assignment of all applicable leases, schedules, any and all other lease documentation relating thereto, all Leased Equipment, all Gross Lease Receivables and any and all guarantees or undertaking of any kind whatsoever of any of the foregoing.

(b) Simultaneously with any assignment of any Leases hereunder, execute any other documents or instruments requested by the Lender regarding the Leases and/or the Leased Equipment and/or Gross Lease Receivables and deliver the same to the Lender in its sole discretion.

(c) The original Leases, schedules, acceptance certificates, amendments, modifications, riders, supplements, purchase options, exhibits, addendum, and any and all other documents or instruments executed and/or delivered in connection with (including, without limitation, any and all guarantees or undertaking of any kind whatsoever of the same) the Leases shall be delivered to the Lender or, if acceptable to the Lender (in its sole discretion), to the Trustee, on the Lender's behalf pursuant to the terms of this Agreement and/or the Trust Agreement, or any of the same which the Lender does not require to be delivered to it or to the Trustee shall be held by the Borrower in trust as trustee of an express trust for the Lender and any such documents or items shall be promptly delivered to the Lender upon the Lender's request or demand for the same.

(d) Promptly executed and/or delivery to the Lender or, if acceptable to the Lender (in its sole discretion), to the Trustee, on behalf of Lender pursuant to the terms of this Agreement and/or the Trust Agreement, any and all documents and/or instrument that the Lender shall request in connection with the Gross Lease Receivables, the Leases and/or the Leased Equipment.

4.13 No Material Change to Management Team. The Borrower shall not make a material change to the executive management team of the Borrower as it exists as of the date hereof.

4.14 Lease Documentation. Maintain its standard forms of lease documents and notify the Lender of any proposed material changes in its standard forms, which change shall be subject to the prior written approval of the Lender.

4.15 UCC Filings. Duly and timely record and file all applicable Uniform Commercial Code Financing Statements in favor of the Lender and/or the Borrower, as the case may be, regarding the Collateral, including, without limitation, the Leases, the Gross Lease Receivables and/or the Leased Equipment under the applicable Lease, in all appropriate offices and/or records; provided, that the obligation to file such Financing Statements shall only apply to Collateral where the underlying Leased Equipment has a value in excess of (i) $8,000, with respect to credit card authorization equipment, and (ii) $20,000, with respect to paging devices.

4.16 Hold Documents as the Trustee. Hold any original Leases, schedules, acceptance certificates, riders, supplements, purchase options, exhibits, addendum, tax authorizations and liability and hazard insurance policies for, and any and all other documents or instruments executed and/or delivered in connection with (including, without limitation, any guarantees or undertakings of any kind whatsoever of the same) the Leases which the Lender does not require to be delivered to it or, if acceptable to the Lender (in its sole discretion), to the Trustee, on Lender's behalf pursuant to the terms of this Agreement and/or the Trust Agreement, in trust as trustee of an express trust for the Lender and, upon the Lender's request or demand, promptly deliver the same to the Lender.

4.17 Leased Equipment. Acquire and/or purchase any Collateral, including, without limitation, any Leased Equipment, with good and merchantable title free and clear of any Lien except as otherwise provided under this Agreement.

4.18 Leases. With respect to any Leases entered into at any time after the date of this Agreement and any Lease Receivables and/or Gross Lease Receivables related thereto, Borrower warrants and represents to Lender that as of the date of any such Leases, Lease Receivables and/or Gross Lease Receivables, as the case may be, unless otherwise indicated in writing by Borrower: (a) they are genuine, are in all respects what they purport to be, are not evidenced by a judgment and are only evidenced by one, if any, executed original instrument, agreement, contract or document; (B) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto; (C) the amounts of the face value shown on any Leases or schedules thereto or schedule of accounts or accounts receivable report delivered or provided to Lender, and all invoices, statements and reports delivered or provided to Lender, with respect to any Gross Lease Receivables and/or Leases are actually and absolutely owing to Borrower and are not contingent for any reason; (D) there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and Borrower has not made any agreement with any Account Debtor thereunder for any deduction therefrom; (E) there are no facts, events or occurrences which in any way impair the validity or enforcement thereof or tend to reduce the amount payable thereunder from the amount of any Gross Lease Receivables and/or Leases, and on all contracts, reports, invoices and statements delivered or provided to Lender with respect thereto;
(F) to the best of Borrower's knowledge and belief, all Account Debtors, under any Gross Lease Receivables and/or Leases, (i) had the capacity to contract at the time any Lease or contract or other document giving rise to the Gross Lease Receivable was executed, (ii) are solvent, and (iii) are not the subject of a bankruptcy or insolvency proceeding of any kind; (G) the Gross Lease Receivable, the Leased Equipment and the Leases giving rise to any such Gross Lease Receivable are not subject to any Liens or claim or encumbrance, except those of Lender, those removed or terminated prior to the date hereof and those subordinate to Lender's security interest (unless otherwise agreed by the Lender in its sole discretion); (H) Borrower has no knowledge of any fact or circumstance which would impair the validity or collectibility thereof; (I) to the best of Borrower's knowledge and belief, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in said party's financial condition;
(J) they have not been pledged, assigned or transferred to any Person other than to the Lender; (K) the Leases and any guarantees or undertakings of any kind whatsoever regarding the same constitutes legal, valid and binding agreements enforceable against the Account Debtors and any guarantors in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally; (L) Borrower is the sole and absolute owner of (or has a perfected, first priority lien and security interest in) all the applicable Leases, Gross Lease Receivables and Leased Equipment (subject only to the Liens of the Lender hereunder); (M) the applicable Leased Equipment shall have been delivered and/or installed, shall be in good working order and shall have been fully and duly accepted by the applicable lessee; (N) it has been newly originated by the Borrower and does not arise from a re-written lease; (O) there are no verbal, written or implied agreements or representations between the Borrower and the Account Debtor regarding any such Gross Lease Receivables and/or Leases and/or Leased Equipment other than the written agreements or documents delivered to and held by the Lender, or held by the Borrower or the Trustee (if applicable) on behalf of the Lender, pursuant to the terms of this Agreement; and (P) all of the applicable Leases are commercial and business transactions and not consumer transactions and the Leased Equipment is used for commercial purposes only and not for any consumer of farming purposes.

5.   NEGATIVE COVENANTS

Borrower and each Credit Party executing this Agreement covenants and agrees (for itself and each other Credit Party) that, without Lender's prior written consent, from the Closing Date until the Termination Date, neither Borrower nor any other Credit Party shall, directly or indirectly, by operation of law or otherwise:

(a) Merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person or form any Subsidiary; provided, however, that Borrower may sell substantially all of its assets to Hypercom Financial, Inc. so long as prior to any such proposed sale of the Borrower's assets to Hypercom Financial, Inc., (i) the Lender consents in writing to the sale of the Borrower's assets to Hypercom Financial, Inc., which consent shall be in the Lender's sole discretion, (ii) Hypercom Financial, Inc. and Hypercom Corporation promptly delivers to the Lender any and all financial and other information requested by the Lender; and (iii) Hypercom Financial, Inc. and Hypercom Corporation unconditionally guaranties the prompt payment and performance of all of the Borrower's obligations to the Lender under this Agreement and any other Loan Documents and Hypercom Financial, Inc. and Hypercom Corporation executes and delivers to the Lender any documents or agreements required by the Lender, which documents or agreements shall be prepared by, and shall be in form and substance satisfactory in all respects to, the Lender.

(b) Except as otherwise permitted in this Section 5 below, make any investment in, or make or accrue loans or advances of money to, any Person, except that Borrower may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Lease Receivables in the ordinary course of business;

(c) Enter into any lending, borrowing or other commercial transaction with any of its employees, directors, Affiliates or any other Credit Party (including upstreaming and downstreaming of cash and intercompany advances and payments by a Credit Party on behalf of another Credit Party which are not otherwise permitted hereunder) other than loans or advances to employees in the ordinary course of business in an aggregate outstanding amount not exceeding $50,000;

(d) Make any changes in any of its business objectives, purposes, or operations which could have or reasonably be expected to adversely affect repayment of the Obligations or have a Material Adverse Effect or engage in any business other than that presently engaged in or proposed to be engaged in the Projections delivered to Lender on the Closing Date;

(e)  Amend its charter or by-laws or other organizational documents;

(f)  Create or permit any Lien on any of the Collateral;

(g) Take any action or omit to take any action, which act or omission would constitute a material default or an event of default pursuant to, or noncompliance with, any of its Contractual Obligations;

(h) Cancel any debt owing to it, except for cancellation of debt not constituting Lease Receivables for reasonable consideration and in the ordinary course of its business consistent with past practice;

(i)  Make or permit any Restricted Payment;

(j)  Change its fiscal year end from December 31st at any time; or

(k) Except for the sale of substantially all of its assets to Hypercom Financial, Inc. make or consent to a material change in the ownership or structure of the Borrower or in the manner in which the business of the Borrower is conducted or in its method of accounting or in its election to be taxed under the IRC, as applicable.

6.   SECURITY INTEREST

6.1 Grant of Security Interest. (a) As collateral security for the prompt and complete payment and performance of the Obligations, each of the Borrower and any other Credit Party executing this Agreement hereby grants to the Lender a present and continuing security interest in and Lien upon all of the following property in which it now has or at any time in the future may acquire any right, title or interest: (i) all now existing and hereafter arising or acquired Leases under which Lender has advanced funds to Borrower and said Leases have been delivered to the Lender or the Trustee, including, without limitation, any and all rents, payments, advance rentals, security deposits, and other amounts due thereunder, proceeds of sale from sale of the equipment leased or financed thereunder or the lease or other disposition of same, any and all other amounts due under any Leases; (ii) all now existing and hereafter arising or acquired Gross Lease Receivables; (iii) all now existing and hereafter arising or acquired Leased Equipment and any and all substitutions, replacements, accessories, additions and improvements thereto or therefor now owned and hereafter acquired with respect to all of the foregoing, and any and all returns, exchanges therefor or repossessions thereof, and any proceeds resulting from the sale, lease or other disposition of the foregoing; (iv) the Operating Account (and any and all now existing and hereafter arising or acquired amounts and/or proceeds contained therein); (v) any escrow account (and any and all now existing and hereafter arising or acquired amounts and/or proceeds contained therein) relating to any Leases; (vi) all now existing and hereafter arising or acquired Chattel Paper of the Borrow relating to any Leases, Leased Equipment or Gross Lease Receivables; (vii) all now existing and hereafter arising or acquired guaranties, letter of credit or any undertakings of any kind whatsoever of any Leases or Chattel Paper of the Borrower relating to any Leases, Leased Equipment or Gross Lease Receivables, and all collateral or security relating thereto; (viii) all now existing and hereafter arising or acquired general intangibles of the Borrower relating to any or all of the foregoing or any other collateral described herein; (ix) all now existing and hereafter arising or acquired proceeds and products of any or all of the foregoing contained in subsections (i) through (vii), including, without limitation, cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including property, hazard, liability, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds; and (x) all now existing and hereafter arising or acquired books and records relating to any or all of the above, including, without limitation, all ledger sheets, ledger cards, files, correspondence, books of account, business papers, tapes, cards, computer programs, computer software, computer discs, computer runs, computer data and computer records and any other electronic or computer documents, information or records of any kind whatsoever in the possession or control of Borrower, any computer service bureau or any other third party of any kind whatsoever; except the foregoing shall, after compliance with the applicable provisions of this Agreement, exclude any Permitted Sale Collateral pursuant to the terms of this Agreement (all of the foregoing, together with any other collateral pledged to the Lender pursuant to any other Loan Document, collectively, the "Collateral").

(b) Borrower, Lender and each other Credit Party executing this Agreement agree that this Agreement creates, and is intended to create, valid and continuing Liens upon the Collateral in favor of Lender. Borrower and each other Credit Party executing this Agreement represents, warrants and promises to Lender that: (i) Borrower and each other Credit Party granting a Lien in Collateral is the sole owner of each item of the Collateral upon which it purports to grant a Lien pursuant to the Loan Documents, and has good and marketable title thereto free and clear of any and all Liens or claims of others, other than Permitted Encumbrances; (ii) the security interests granted pursuant to this Agreement are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Encumbrances which have priority by operation of law; and (iii) no effective security agreement, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Encumbrances. Borrower and each other Credit Party executing this Agreement promise to defend the right, title and interest of Lender in and to the Collateral against the claims and demands of all Persons whomsoever, claiming by, through or under Borrower, and shall take such actions, including (x) the prompt delivery of all original Instruments, Chattel Paper and certificated Stock owned by Borrower and each other Credit Party granting a Lien on Collateral to Lender, (y) notification of Lender's interest in Collateral at Lender's request, and (z) the institution of litigation against third parties as shall be prudent in order to protect and preserve each Credit Party's and Lender's respective and several interests in the Collateral. Borrower (and any other Credit Party granting a Lien in Collateral) shall mark its Books and Records pertaining to the Collateral to evidence the Loan Documents and the Liens granted under the Loan Documents.

6.2 Lender's Rights. (a) Lender may, (i) at any time in Lender's own name or in the name of Borrower, communicate with Account Debtors, parties to Contracts, and obligors in respect of Leases, Instruments, Chattel Paper or other Collateral to verify to Lender's satisfaction, the existence, amount and terms of any Leases, Lease Receivables, Instruments, Chattel Paper or other Collateral, and (ii) at any time and without prior notice to Borrower or any other Credit Party, notify Account Debtors, parties to Contracts, and obligors in respect of Leases, Instruments, Chattel Paper or other Collateral that the Collateral has been assigned to Lender and that payments shall be made directly to Lender. Upon the request of Lender, Borrower shall so notify such Account Debtors, parties to Contracts, and obligors in respect of Leases, Instruments, Chattel Paper or other Collateral. Borrower hereby constitutes Lender or Lender's designee as Borrower's attorney with power to endorse Borrower's name upon any notes, acceptance drafts, money orders or other evidences of payment or Collateral.

(b) It is expressly agreed by Borrower that, notwithstanding anything herein to the contrary, Borrower shall remain liable under each Contract, Instrument, License, or Lease to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and Lender shall have no obligation or liability whatsoever to any Person under any Contract, Instrument, License, or Lease (between Borrower or any other Credit Party and any Person other than Lender) by reason of or arising out of the execution, delivery or performance of this Agreement, and Lender shall not be required or obligated in any manner (i) to perform or fulfill any of the obligations of Borrower, (ii) to make any payment or inquiry, or (iii) to take any action of any kind to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times under or pursuant to any Lease.

(c) Borrower and each other Credit Party shall, with respect to each owned, leased, or controlled property or facility, during normal business hours and upon reasonable advance notice (unless a Default shall have occurred and be continuing, in which event no notice shall be required and Lender shall have access at any and all times): (i) provide access to such facility or property to Lender and any of its officers, employees and agents, as frequently as Lender determines to be appropriate; (ii) permit Lender and any of its officers, employees and agents to inspect, audit and make extracts from all of Borrower's and each Corporate Credit Party's Books and Records; and (iii) permit Lender to inspect, review, evaluate and make physical verifications and appraisals of the Leased Equipment and other Collateral in any manner and through any medium that Lender considers advisable, and Borrower and such Credit Party agree to render to Lender, at Borrower's and such Credit Party's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Borrower and each other Credit Party shall make available to Lender and its counsel, as quickly as practicable under the circumstances, originals or copies of all Borrower's and each Corporate Credit Party's Books and Records and any other instruments and documents which Lender may request. Borrower shall deliver any document or instrument reasonably necessary for Lender, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for Borrower or any other Credit Party.

6.3 Lender's Appointment as Attorney-in-fact. On the Closing Date Borrower and each other Credit Party executing this Agreement shall execute and deliver the Power of Attorney in the form attached as Exhibit J. The power of attorney granted pursuant to the Power of Attorney and all powers granted under any Loan Document are powers coupled with an interest and shall be irrevocable until the Termination Date. The powers conferred on Lender under the Power of Attorney are solely to protect Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lender agrees and promises that
(a) it shall not exercise any power or authority granted under the Power of Attorney unless an Event of Default has occurred and is continuing, (b) Lender shall only exercise the powers granted under the Power of Attorney in respect of Collateral, provided, except as otherwise required by applicable law, Lender shall not have any duty as to any Collateral, and Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers. NONE OF LENDER OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL BE RESPONSIBLE TO BORROWER OR ANY OTHER CREDIT PARTY FOR ANY ACT OR FAILURE TO ACT PURSUANT TO THE POWERS GRANTED UNDER THE POWER OF ATTORNEY OR OTHERWISE, EXCEPT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, NOR FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES. Borrower and each other Credit Party executing this Agreement also hereby authorizes Lender to file any financing or continuation statement without the signature of Borrower or such Credit Party to the extent permitted by applicable law.

6.4 Grant of License to Use Intellectual Property Collateral. For the purpose of enabling Lender to exercise its rights and remedies under the Loan Documents, Borrower and each other Credit Party executing this Agreement hereby grants to Lender an irrevocable, non-exclusive license (exercisable upon the occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to Borrower or such Credit Party) to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by Borrower or such Credit Party, and whenever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided, that such license will terminate on the Termination Date.

7.       EVENTS OF DEFAULT; RIGHTS AND REMEDIES

7.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder which shall be deemed to be continuing until waived in writing by Lender in accordance with Section 9.3:

(a) Borrower shall fail to make any payment in respect of any Obligations when due and payable or declared due and payable; or

(b) Borrower or any other Credit Party shall fail or neglect to perform, keep or observe any of the covenants, promises, agreements, requirements, conditions or other terms or provisions contained in this Agreement or any of the other Loan Documents, regardless of whether such breach involves a covenant, promise, agreement, condition, requirement, term or provision with respect to a Credit Party that has not signed this Agreement, and such default shall continue unremedied for a period of ten (10) days; or

(c) An event of default shall occur under any Contractual Obligation of the Borrower or any other Credit Party (other than this Agreement and the other Loan Documents), beyond the period of grace (not to exceed 10 days), if any, provided in the instrument or agreement under which such Contractual Obligation was created, and such event of default (i) involves the failure to make any payment, whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of such Person, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

(d) Any representation or warranty in this Agreement or any other Loan Document, or in any written statement pursuant hereto or thereto, or in any report, financial statement or certificate made or delivered to Lender by Borrower or any other Credit Party shall be untrue or incorrect as of the date when made, regardless of whether such breach involves a representation or warranty with respect to a Credit Party that has not signed this Agreement, and such default shall continue unremedied for a period of ten (10) days; or

(e) There shall be commenced against the Borrower or any other Credit Party any Litigation seeking issuance of a warrant of attachment, execution, distrait or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which remains unstayed or undismissed for thirty (30) consecutive days; or Borrower or any other Credit Party shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

(f) A case or proceeding shall have been commenced involuntarily against Borrower or any other Credit Party in a court having competent jurisdiction seeking a decree or order: (i) under the United States Bankruptcy Code or any other applicable Federal, state or foreign bankruptcy or other similar law, and seeking either (x) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or of any substantial part of its properties, or (y) by the reorganization or winding up or liquidation of the affairs of any such Person and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (ii) invalidating or denying any Person's right, power, or competence to enter into or perform any of its obligations under any Loan Document or invalidating or denying the validity or enforceability of this Agreement or any Loan Document or any action taken hereunder or thereunder; or

(g) Borrower or any other Credit Party shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties, (ii) make a general assignment for the benefit of creditors, (iii) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraphs (e) or (f) of this Section 7.1 or clauses (i) and (ii) of this paragraph (g), or (iv) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; or

(h) A final judgment or judgments for the payment of money shall be rendered against Borrower or any other Credit Party, unless the same shall be
(i) fully covered by insurance and the issuer(s) of the applicable policies shall have acknowledged full coverage in writing within fifteen (15) days of judgment, or (ii) vacated, stayed, bonded, paid or discharged within a period of fifteen (15) days from the date of such judgment; or

(i) Any other event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect and Lender shall have given Borrower notice thereof; or

(j) Any provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms, or any Lien granted, or intended by the Loan Documents to be granted, to Lender shall cease to be a valid and perfected Lien having the first priority (or a lesser priority if expressly permitted in the Loan Documents) in any of the Collateral; or

(k) Except with respect to the purchase of substantially all of the assets of Borrower by Hypercom Financial, Inc. a Change of Control shall have occurred; or

(l) The Borrower or any of the Guarantors shall (i) fail to pay any Indebtedness for borrowed money or any other indebtedness or obligations of any kind whatsoever, including any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) (except that with regard to any Guarantors any such failure to pay any Indebtedness shall not be a default unless such failure to pay any Indebtedness shall not be a default unless such failure to pay the same involves Indebtedness in the aggregate of $50,000.00 or more), or (ii) fail to perform or observe any term, covenant, or condition on its part, to be performed or observed under any agreement or instrument relating to any Indebtedness or any other indebtedness for borrowed money or any other indebtedness or obligations of any kind whatsoever, when required to be performed or observed (including any applicable grace periods), if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration after the giving of notice or passage of time, or both, of the maturity of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness or obligations; or any such indebtedness or obligations shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof, or (B) the occurrence of a default under, or demand for payment of, any other indebtedness or obligations of the Borrower or any of the Guarantors to Lender; or

(m) At any time after its execution and delivery and for any reason, any Guaranty shall cease to be in full force and effect or shall be declared null and void, or the validity or enforceability of any Guaranty shall be contested by any of the Guarantors, or the Guarantors shall deny they have any further liability or obligation under any Guaranty, or the Guarantors shall fail to perform any of their respective obligations under any Guaranty; or

(n) At any time after its execution and delivery and for any reason, any collateral assignment or assignment of any Collateral shall cease to be in full force and effect or shall be declared null and void, or the validity or enforceability of any collateral assignment or assignment of any Collateral shall be contested by any Person, or any Person shall deny they have any further liability or obligation under any collateral assignment or assignment of any Collateral, or any Person shall fail to perform any of their obligations under any collateral assignment or assignment of any Collateral; or

(o) The death or incapacity of Lawrence T. Lawler, Jr. or Leonard E. Friedlander, or the dissolution of the Borrower; or

(p) There shall occur any material uninsured damage to or loss, theft, or destruction of any of the Collateral; or

(q) Borrower ceases to conduct its business as currently conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs.

7.2 Remedies. (a) If any Default shall have occurred and be continuing, then Lender may terminate or suspend its obligation to make further Revolving Credit Advances. in addition, if any Event of Default shall have occurred and be continuing, Lender may, without notice, take any one or more of the following actions: (i) declare all or any portion of the Obligations to be forthwith due and payable, including contingent liabilities, whereupon such Obligations shall become and be due and payable; (ii) exercise any rights and remedies provided to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of any Event of Default specified in Sections 7.1(e), (f) or (g), the Obligations shall become immediately due and payable (and any obligation of Lender to make further Loans, if not previously terminated, shall immediately be terminated) and the Obligations shall automatically begin to accrue interest at the Default Rate, in each case, without declaration, notice or demand by Lender.

(b) Without limiting the generality of the foregoing, Borrower and each other Credit Party executing this Agreement expressly agrees that upon the occurrence of any Event of Default, Lender may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Lender the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Borrower and each other Credit Party executing this Agreement hereby releases. Such sales may be adjourned, or continued from time to time with or without notice. Lender shall have the right to conduct such sales on any Credit Party's premises or elsewhere and shall have the right to use any Credit Party's premises without rent or other charge for such sales or other action with respect to the Collateral for such time or times as Lender deems necessary or advisable.

(c) Borrower and each other Credit Party executing this Agreement further agrees, upon the occurrence and during the continuance of an Event of Default and at Lender's request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at its premises or elsewhere. Until Lender is able to effect a sale, lease, or other disposition of the Collateral, Lender shall have the right to complete, assemble, use or operate the Collateral or any part thereof, to the extent that Lender deems appropriate, for the purpose of preserving such Collateral or its value or for any other purpose. Lender shall have no obligation to any Credit Party to maintain or preserve the rights of any Credit Party as against third parties with respect to any Collateral while such Collateral is in the possession of Lender. Lender may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Lender's remedies with respect to such appointment without prior notice or hearing. To the maximum extent permitted by applicable law, Borrower and each other Credit Party executing this Agreement waives all claims, damages, and demands against Lender, its Affiliates, agents, and the officers and employees of any of them arising out of the repossession, retention or sale of any Collateral except such as are determined in a final judgment by a court of competent jurisdiction to have arisen solely out of the gross negligence or willful misconduct of such Person. Borrower and each other Credit Party executing this Agreement agrees that ten (10) days prior notice by Lender to such Credit Party of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Borrower and each other Credit Party shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled.

(d) Lender's rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Lender may have under any Loan Document or at law or in equity. Recourse to the Collateral shall not be required. All provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Agreement invalid, unenforceable, in whole or in part.

7.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, Borrower and each other Credit Party executing this Agreement waives: (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, the Notes or any other notes, commercial paper, Lease Receivables, Accounts, Contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Lender on which such Credit Party may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard; (b) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies; and (c) the benefit of valuation, appraisal and exemption laws. Borrower and each other Credit Party executing this Agreement acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Loan Documents and the transactions evidenced hereby and thereby.

7.4 Proceeds. The Proceeds of any sale, disposition or other realization upon any Collateral shall be applied by Lender upon receipt, in the following order of priorities: first, to reimburse or pay in full the actual expenses of Lender incurred in connection with such sale, disposition or other realization, including all other expenses, liabilities and advances incurred or made by Lender in connection therewith; second, to the other Obligations in such order as the Lender may deem advisable; and finally, after the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Lender of any other amount required by any provision of law, including Section 9-504(1)(c) of the Code (but only after Lender has received what Lender considers reasonable proof of a subordinate party's security interest), the surplus, if any, to Borrower or its representatives or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

8.   SUCCESSORS AND ASSIGNS

Each Loan Document shall be binding on and shall inure to the benefit of Borrower and each other Credit Party executing such Loan Document, Lender, and their respective successors and assigns, except as otherwise provided herein or therein. Neither Borrower nor any other Credit Party may assign, transfer, hypothecate, delegate or otherwise convey its rights, benefits, obligations or duties under any Loan Document without the prior express written consent of Lender. Any such purported assignment, transfer, hypothecation, delegation or other conveyance by Borrower or such Credit Party without the prior express written consent of Lender shall be void. The terms and provisions of this Agreement and the other Loan Documents are for the purpose of defining the relative rights and obligations of Borrower, the other Credit Parties and Lender with respect to the transactions contemplated hereby and thereby, and there shall be no third party beneficiaries of any of the terms and provisions of any of the Loan Documents. Lender reserves the right at any time to create and sell participations in the Loans and the Loan Documents and to sell, transfer or assign any or all of its rights in the Loans and under the Loan Documents.

9.   MISCELLANEOUS

9.1 Complete Agreement; Modification of Agreement. This Agreement and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied), and no Loan Document may be modified, altered or amended except by a written agreement signed by Lender, Borrower any other Credit Party a party to such Loan Document. Borrower and each other Credit Party executing this Agreement or any other Loan Document shall have all duties and obligations under this Agreement and such other Loan Documents from the date of its execution and delivery, regardless of whether a Loan has been funded at that time.

9.2 Expenses. Borrower agrees to pay or reimburse Lender for all costs and expenses incurred in connection with: (a) except as set forth on Schedule E, the preparation, negotiation, execution, delivery, performance and enforcement of the Loan Documents and the preservation of any rights thereunder; (b) collection (including the fees and expenses of all special counsel, advisors, consultants (including environmental and management consultants) and auditors retained in connection therewith), including deficiency collections; (c) the forwarding to Borrower or any other Person on behalf of Borrower by Lender of the proceeds of any Loan; (d) any amendment, extension, modification or waiver of, or consent with respect to any Loan Document or advice in connection with the administration of the Loan or the rights thereunder; (e) any litigation, contest, dispute, suit, proceeding or action (whether instituted by or between any combination of Lender, Borrower or any other Person or Persons), and an appeal or review thereof, in any way relating to the Collateral, any Loan Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and
(f) any effort (i) to monitor the Loan, (ii) to evaluate, observe or assess Borrower or any other Credit Party or the affairs of such Person, and (iii) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral; including the following with respect to all of the foregoing provisions of this Section 9.2: the fees, costs and expenses of attorneys, accountants, environmental advisors, appraisers, investment bankers, management and other consultants, and paralegals; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection therewith.

9.3 No Waiver. Neither Lender's failure, at any time or times, to require strict performance by Borrower or any other Credit Party of any provision of any Loan Document, nor Lender's failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, (a) shall waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith, or (b) shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Any suspension or waiver of a Default, or other provision under the Loan Documents shall not suspend, waive or affect any other Default under any Loan Document, whether the same is prior or subsequent thereto and whether of the same or of a different type, and shall not be construed as a bar to any right or remedy which Lender would otherwise have had on any future occasion. None of the undertakings, indemnities, agreements, warranties, covenants and representations of Borrower or any other Credit Party to Lender contained in any Loan Document and no Default by Borrower or any other Credit Party under any Loan Document shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer or other authorized employee of Lender and directed to Borrower specifying such suspension or waiver (and then such waiver shall be effective only to the extent therein expressly set forth), and Lender shall not, by any act (other than execution of a formal written waiver), delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder.

9.4 Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of any Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such Loan Document. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under the Loan Documents shall in any way affect or impair the Obligations, duties, covenants, representations and warranties, indemnities, and liabilities of Borrower or any other Credit Party or the rights of Lender relating to any unpaid Obligation (due or not due, liquidated, contingent or unliquidated), or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Commitment Termination Date, all of which shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that all indemnity obligations of the Credit Parties under the Loan Documents shall survive the Termination Date.

9.5 Conflict of Terms. Except as otherwise provided in any Loan Document by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any other Loan Document, the provision contained in this Agreement shall govern and control.

9.6 Authorized Signature. Until Lender shall be notified in writing by Borrower or any other Credit Party to the contrary, the signature upon any document or instrument delivered pursuant hereto and believed by Lender or any of Lender's officers, agents, or employees to be that of an officer of Borrower or such other Credit Party listed in the Secretarial Certificate in the form of
Exhibit I shall bind Borrower and such other Credit Party and be deemed to be the act of Borrower or such other Credit Party affixed pursuant to and in accordance with resolutions duly adopted by Borrower's or such other Credit Party's Board of Directors, and Lender shall be entitled to assume the authority of each signature and authority of the person whose signature it is or appears to be unless the person acting in reliance of such signature shall have actual knowledge of the fact that such signature is false or the person whose signature or purported signature is presented is without authority.

9.7 Notices. Except as otherwise provided herein, whenever any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this
Section 9.7), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Schedule B or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than

Borrower or Lender) designated in Schedule B to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

9.8 Section Titles. The Section titles and Table of Contents contained in any Loan Document are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

9.9 Counterparts. Any Loan Document may be executed in any number of separate counterparts by any one or more of the parties thereto, and all of said counterparts taken together shall constitute one and the same instrument.

9.10 Time of the Essence. Time is of the essence for performance of the Obligations under the Loan Documents.

9.11 Right of Setoff. The Lender is hereby authorized at any time and from time to time without notice to the Borrower or any other party (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) of any kind whatsoever at any time held, including, without limitation, any amounts or proceeds contained in the Lockbox Account and/or the Disbursement Account, and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or the Revolving Credit Note or any other Loan Document, irrespective of whether or not the Lender shall have made any demand under this Agreement or the Revolving Credit Note or such other Loan Document and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this Section 9.11 are in addition to any other rights and remedies of any kind whatsoever (including, without limitation, other rights of setoff) which the Lender may have.

9.12 Intentionally Blank.

9.13 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS ARISING UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CONNECTICUT APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

9.14 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. (A) BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN CONNECTICUT SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND SUCH CREDIT PARTY AND LENDER PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT LENDER, BORROWER AND SUCH CREDIT PARTY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CONNECTICUT; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. BORROWER AND EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER AND SUCH CREDIT PARTY HEREBY WAIVE ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. BORROWER AND

EACH OTHER CREDIT PARTY EXECUTING THIS AGREEMENT HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER OR SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN SCHEDULE B OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S OR SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(B) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LENDER, BORROWER AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

9.15 Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned or restored by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or otherwise, all as though such payments had not been made.

9.16 Permitted Sale Collateral. So long as no Default or an Event of Default has occurred and is continuing under this Agreement or any other Loan Document and the Borrower fully complies with all of the terms contained in this Section 9.16, upon ten (10) days prior written notice to the Lender, the Borrower may sell or assign ("Sale") any Permitted Sale Collateral, provided, however, that
(a) as a result of any such proposed Sale of any portion or part of the applicable Permitted Sale Collateral, the outstanding principal amount of the Revolving Credit Loans at any time would exceed eighty-seven percent (87%) of the aggregate Net Face Amount of Borrower's Eligible Lease Receivables, which determination shall be in the Lenders sole discretion, the Borrower may not sell, assign or otherwise transfer in any way whatsoever the Permitted Sale Collateral; and (b) assuming the proposed Sale does not violate subclause (a) above, (i) the entire proceeds of any proposed Sale shall be, simultaneously with the consummation of any such Sale, directly paid, in immediately available funds, to the Lender which proceeds shall be used to prepay the Loan pursuant to the applicable terms of Section 1.2(c) hereof; and (ii) the Permitted Sale Collateral shall be automatically released from and no longer subject to the Liens of the Lender hereunder for all purposes; and (iii) the Borrower shall execute and/or deliver to the Lender any documents, instruments and/or agreements that the Lender requires or deems necessary in its sole discretion prior to or simultaneously with the consummation of any such proposed Sale.

IN WITNESS WHEREOF, this Loan and Security Agreement has been duly executed as of the date first written above.

                                   GOLDEN EAGLE LLC


                                   By:  /s/   Lawrence T. Lawler
                                        ------------------------
                                        Name: Lawrence T. Lawler
                                             -------------------
                                        Title: MANAGER
                                              ------------------


                                   WEBSTER BANK



                                   By:  /s/  Gary W Burdick
                                        ------------------------
                                        Name:  GARY BURDICK
                                             -------------------
                                        Title: Senior Vice Pres.
                                              ------------------

                            SCHEDULE A - DEFINITIONS

Capitalized terms used in this Agreement and the other Loan Documents shall have (unless otherwise provided elsewhere in this Agreement or in the other Loan Documents) the following respective meanings:

"Account Debtor" shall mean any Person who is or may become obligated with respect to, or on account of, a Lease or an Account.

"Accounts" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Person, including: (i) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments), whether arising out of goods sold or services rendered or from any other transaction (including such obligations which may be characterized as an account or contract right under the Code); (ii) all of such Person's rights in, to and under all purchase orders or receipts for goods or services; (iii) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of recission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (iv) all moneys due or to become due to such Person under all purchase orders and contracts for the sale of goods or the performance of services or both by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person), including the right to receive the proceeds of said purchase orders and contracts; and (v) all collateral security and guarantees of any kind given by any other Person with respect to any of the foregoing.

"Affiliate" shall mean, with respect to any Person: (i) each other Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Stock having ordinary voting power for the election of directors of such Person; (ii) each other Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person; or (iii) each of such Person's officers, directors, joint venturers and partners. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" shall mean this Agreement including all Appendices attached or otherwise identified thereto, restatements and modifications and supplements thereto, and any appendices, exhibits or schedules to any of the foregoing, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative; provided, that except as specifically set forth in this Agreement, any reference to the Disclosure Schedules to this Agreement shall be deemed a reference to the Disclosure Schedules as in effect on the Closing Date or in a written amendment thereto executed by Borrower and Lender.

"Appendices" shall have the meaning assigned to it in the Recitals of this Agreement.

"Books and Records" shall mean all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral.

"Borrower" shall mean the Person identified as such in the preamble of this Agreement.

"Borrowing Availability" shall mean, at any time, the lesser of (i) the Maximum Amount or (ii) the Borrowing Base, in each case less reserves established by Lender from time to time.

"Borrowing Base" shall mean at any time an amount equal to the sum at such time of eighty seven percent (87%) of the value (as determined by Lender) of Borrower's Eligible Lease Receivables.

"Borrowing Base Certificate" shall mean a certificate in the form of Exhibit C or in such other form as Lender shall reasonably request, certified as being complete and correct by Golden Eagle LLC's managing member or manager and by Golden Eagle Credit Corporation's chief financial officer or president.

"Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of Connecticut.

"Capital Expenditures" shall mean all payments or accruals (including Capital Lease Obligations) for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

"Capital Lease" shall mean, with respect to any person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise would be disclosed as such in a note to such balance sheet, other than, in the case of Borrower, any such lease under which Borrower is the lessor.

"Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

"Change of Control" shall mean, with respect to any Person on or after the Closing Date (i) that any Person or "group" shall increase its "beneficial ownership" (as such terms are defined under Section 13d-3 of and Regulation 13D under the Securities Exchange Act of 1934) either directly or indirectly, by more than ten percent (10%) of the outstanding shares of Stock of such Person having the right to vote for the election of directors of such Person under ordinary circumstances, (ii) that any change in the composition of its stockholders as of the Closing Date shall occur which would result in any stockholder or group acquiring 49.9% or more of any class of Stock of such Person, or (iii) that any Person (or group of Persons acting in concert) shall otherwise acquire the power to direct the management or affairs of such Person by obtaining proxies, entering into voting agreements or trusts, acquiring securities or otherwise.

"Charges" shall mean all Federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to PBGC at the time due and payable), levies, assessments, charges, liens, and all additional charges, interest, penalties, expenses, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employees, payroll, income or gross receipts of any Corporate Credit Party, (iv) the ownership or use of any assets by any Corporate Credit Party, or (v) any other aspect of any Corporate Credit Party's business.

"Chattel Paper" shall mean all "chattel paper," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located.

"Closing Date" shall mean the Business Day on which the conditions precedent set forth in Section 2 have been satisfied or specifically waived in writing by Lender.

"Closing Fee" shall have the meaning assigned to it in Schedule E.

"Code" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Connecticut; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Connecticut, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

"Collateral" shall have the meaning assigned to it in Section 6.1.

"Commitment Termination Date" shall mean the earliest of (i) the Stated Expiry Date, (ii) the date Lender's obligation to advance funds is terminated pursuant to Section 7.2, and (iii) the date of prepayment in full by Borrower of the Obligations in accordance with the provisions of Section 1.2(c) without intention of borrowing under the commitment again.

"Contracts" shall mean all the contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Person may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

"Contractual Obligation" shall mean as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound, including, without limitations, the Existing Credit Facilities.

"Copyrights" shall mean all of the following now owned or hereafter acquired by any Person: (i) all copyrights in any original work of authorship fixed in any tangible medium of expression, now known or later developed, all registrations and applications for registration of any such copyrights in the United States or any other country, including registrations, recordings and applications and supplemental registrations, recordings, and applications in the United States Copyright Office; and (ii) all Proceeds of the foregoing, including license royalties and proceeds of infringement suits, the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all renewals and extensions thereof.

"Corporate Credit Party" shall mean any Credit Party that is a corporation or other limited liability entity, such as a limited liability company.

"Credit Party" shall mean Borrower, and each other Person (other than Lender) that is or may become a party to this Agreement or any other Loan Document.

"Default" shall mean any Event of Default of any event which, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

"Default Rate" shall have the meaning assigned to it in Section 1.5(d).

"Documents" shall mean all "documents," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

"Eligible Lease Receivables" shall mean at the time of calculation or determination, any bona fide Lease Receivables in which the Lender has a first priority perfected security interest and assignment, and which arise from or in connection with any bona fide Lease in which the Lender has a first priority perfected security interest and assignment, and which Lease Receivables and/or Leases, as the case may be, satisfy all of the following requirements:

          (a) It is owing to Borrower and is subject to a validly perfected security interest and assignment in favor of Lender having priority over any other liens or encumbrances thereon;

          (b) It is a valid, legally enforceable obligation of the Account Debtor thereunder and is not and may not become subject to any offset, counterclaim or, in the opinion of Lender, counterclaims, claims or other defense on the part of such Account Debtor or to any claim on the part of such Account Debtor denying liability thereunder;

          (c) It is subject to no Liens whatsoever, except for the security interest or assignment of Lender hereunder (except for any applicable rights of the lessee under such Lease);

          (d) The Leased Equipment regarding the Leases is subject to no Liens whatsoever, except for the security interest or assignment of Lender hereunder (and except for any applicable rights of the lessee under such Lease), and the Borrower has good and merchantable title to all of such Leased Equipment;

          (e) It has (or any payment thereunder) not remained unpaid for a period exceeding sixty (60) days from the date of the invoice and/or any payment due date and the first scheduled payment is due within thirty (30) days of the date of the Lease;

     (f) It does not arise out of transactions with any Account Debtor located outside the United States of America or any Governmental Authority;

     (g) Each Lease shall have an aggregate Gross Lease Receivable of no more than $100,000.00;

     (h) The applicable Code Financing Statements in favor of the Lender and/or the Borrower, as the case may be, regarding the Leases, the Gross Lease Receivables and/or the Leased Equipment under the applicable Lease are duly filed and record in all appropriate offices and/or records;

     (i) Borrower is the sole and absolute owner of (or has a perfected, first priority lien and security interest in) all the applicable Leases, Gross Lease Receivables and Leased Equipment (subject only to the Liens of the Lender hereunder);

     (j) The applicable Leased Equipment under each Lease shall have been delivered and/or installed, shall be in good working order and shall have been fully and duly accepted by the lessee under the applicable Lease;

     (k) It has been newly originated by the Borrower and is not part of a re-written Lease;

     (l) It shall remain part of the Collateral for no more than one hundred eighty (180) days; provided, however, that (i) until Hypercom Financial, Inc. acquires substantially all of the assets of Borrower (the "Hypercom Transaction") or agrees to be bound by and unconditionally guarantees the prompt payment and performance of all of the Borrower's obligations to Lender under this Agreement, the Note and any other Loan Documents, in form and substance satisfactory in all respects to the Lender, the maximum amount of credit to be provided by Lender to Borrower under this Agreement shall be $5,000,000 and $2,500,000 of such $5,000,000 may be allocated to Leases remaining part of the Collateral for no more than three hundred sixty (360) days, or (ii) after the closing of the Hypercom Transaction, in which case the maximum amount of credit to be provided by Lender to Borrower under this Agreement shall increase to $10,000,000, then $5,000,000 of such $10,000,000 may be allocated to Leases remaining part of the Collateral for no more than three hundred sixty (360) days, or (iii) in the event the Hypercom Transaction fails to close during the term of this Agreement, and upon delivery of audited consolidated financial statements satisfactory to the Lender, in its sole and absolute discretion, then the maximum amount of credit to be provided by Lender to Borrower under this Agreement shall increase to $10,000,000 then $5,000,000 of such $10,000,000 may be allocated to Leases remaining part of the Collateral for no more than three hundred sixty (360) days, (iv) in the event that the Hypercom Transaction fails to close and the Lender is not satisfied with the audited consolidated financial statements provided to Lender, then the maximum amount of credit to be provided by Lender to Borrower under this Agreement shall be $5,000,000 and $2,500,000 of such $5,000,000 may be allocated to Leases remaining part of the Collateral for no more than three hundred sixty
(360) days, or;

     (m) It shall be duly and fully insured under such liability and hazard insurance policies as the Lender may require in its sole discretion, which policies shall be in such amounts, with insurance carriers and on terms and conditions acceptable to the Lender in its sole discretion, including, without limitation, insuring the interest of the Borrower and its successors and assigns and upon the Lender's request or demand, naming the Lender as loss-payee and/or additional inured, as appropriate;

     (n) It shall be, or arise from, a commercial transaction only;

     (o) Each of the Leases and any documentation relating thereto shall be marked, and contain a legend, that the executed counterpart marked "original" of the Lease and any documentation related thereto is the original of the Lease and all other counterparts are duplicates and to the extent, if any, that the Lease and any documentation related thereto constitutes Chattel Paper no security interest in the Lease and documentation related thereto may be created through the transfer or possession of any counterpart other than the counterpart marked "Original";

          (p) Each Lease shall comply with all of the Borrower's credit standards, policies and procedures, including, without limitation, all risk acceptance criteria, which have been previously submitted to, and approved by, the Lender prior to the date of this Agreement;

          (q) It does not arise out of any Lease regarding used or residual equipment which has been returned or delivered to the Borrower for any reason whatsoever or has been repossessed by the Borrower;

          (r) It shall not arise out of any restructured or rewritten Leases or any Lease in default;

          (s) It shall not be due from an Account Debtor which is affiliated in any way whatsoever with any other Account Debtor with past due payments of more than sixty (60) days;

          (t) Each Lease shall be in form and substance satisfactory in all respects to the Lender, and shall contain, among other things, "waiver-of-defense", "consent to assignment" and "consent to security interest" provisions, and any similar or like provisions, in favor of an assignee or a lender, as the case may be;

          (u) It shall be in full compliance with all laws, statues, rules, ordinances or governmental regulations of any kind whatsoever including, without limitation, any broker, truth-in-lending or leases or banking laws, rules or regulations;

          (v) It shall be assigned to the Lender by the Borrower pursuant to a duly executed collateral assignment which collateral assignment shall be in form and substance acceptable to the Lender in its sole discretion;

          (w) That no power of attorney is used in connection with the applicable Lease Receivable and/or Lease;

          (x) A notice of assignment letter regarding the Lease Receivables, the Lease and the Leased Equipment in connection with any Lease having aggregate Gross Lease Receivable of $50,000.00 or more shall be duly executed by the Account Debtor, which notice of assignment letter shall be in form and substance satisfactory in all respects to the Lender;

          (y) It does not arise out of transactions with any creditor of the Borrower or any Guarantor or any employee, officer, partner, Affiliate or Subsidiary of the Borrower and/or any Guarantor;

          (z) The original Leases, schedules, acceptance certificates, riders, supplements, purchase options, exhibits, addendum, and any and all other documents or instruments executed and/or delivered in connection with, the Leases (including, without limitation, any guarantees or undertakings of any kind whatsoever of the same), shall have been delivered to the Lender or, if acceptable to the Lender (in its sole discretion), to the Trustee, on the Lender's behalf pursuant to the terms of this Agreement and/or the Trust Agreement, or any of the same which the Lender does not require to be delivered to it or to the Trustee shall be held by the Borrower in trust as trustee of an express trust for the Lender shall be promptly delivered to the Lender upon the Lender's request or demand for the same; and

     (AA) That any and all documents and/or instruments that the Lender shall request in connection with each such applicable Lease Receivable and/or Lease and/or Leased Equipment shall be promptly executed and/or delivered to the Lender or, if acceptable to the Lender (in its sole discretion), to the Trustee, on the Lender's behalf pursuant to the terms of this Agreement and/or the Trust Agreement, upon the Lender's request for the same.

In the event of any dispute as to whether a Lease Receivable is or has ceased to be an Eligible Lease Receivable, the decision of the Lender shall control in its sole discretion. Any Eligible Lease Receivable which the Lender subsequently determines to be no longer eligible or acceptable hereunder at any time shall nevertheless be and remain at all times part of the Collateral.

 "Environmental Laws" shall mean all Federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act (49 U.S.C. Sections 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.) ("RCRA"); the Toxic Substance Control Act (15 U.S.C. Sections 2601 et seq.); the Clean Air Act (42 U.S.C. Sections 740 et seq.); the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.) ("OSHA"); and the Safe Drinking Water Act (42 U.S.C. Sections 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes.

"Environmental Liabilities" shall mean all liabilities, obligations, responsibilities, remedial actions, removal costs, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim, suit, action or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law (including any thereof arising under any Environmental Law, permit, order or agreement with any Governmental Authority) and which relate to any health or safety condition regulated under any Environmental Law, Environmental Permits or in connection with any Release, threatened Release, or the presence of a Hazardous Material.

"Environmental Permits" shall mean all permits, licenses, authorizations, certificates, approvals, registrations or other written documents required by any Governmental Authority under any Environmental Law.

"Equipment" shall mean all "equipment" as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including any and all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description which may be now or hereafter used in such Person's operations or which are owned by such Person or in which such Person may have an interest, and all parts, accessories and accessions thereto and substitutions and replacements therefor.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time, and any regulations promulgated thereunder.

"ERISA Affiliate" shall mean, with respect to any Credit Party, any trade or business (whether or not incorporated) which, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c),
(m) or (o) of the IRC.

"ERISA Event" shall mean, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under
Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 of ERISA; or (i) the loss of a Qualified Plan's qualification or tax exempt status.

"ESOP" shall mean a Plan which is intended to satisfy the requirements of
Section 4975(e)(7) of the IRC.

"Event of Default" shall have the meaning assigned to it in Section 7.1.

"Existing Credit Facilities" shall mean Borrower's existing credit facilities with Fleet Bank, Tokyo Leasing, Linc Capital, Savings Bank of Danbury and Ridgefield Bank.

"Fees" shall mean the fees due to Lender as set forth in Schedule E.

"Financial Statements" shall mean the consolidated and consolidating income statement, balance sheet and statement of cash flows of Borrower and its Subsidiaries, prepared as set forth in this Agreement for each Fiscal Month and for each Fiscal Year or for such other stated period as set forth in this Agreement, prepared in accordance with GAAP.

"Fiscal Month" shall mean any of the monthly accounting periods of Borrower.

"Fiscal Quarter" shall mean any of the quarterly accounting periods of Borrower.

"Fiscal Year" shall mean the 12 month period of Borrower ending December 31st of each year. Subsequent changes of the fiscal year of Borrower shall not change the term "Fiscal Year" unless Lender shall consent in writing to such change.

"GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time, consistently applied.

"General Intangibles" shall mean all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Person, including all right, title and interest which such Person may now or hereafter have in or under any Contract, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, chooses in action, deposit accounts, rights to receive tax refunds and other payments and rights of indemnification.

"Goods" shall mean all "goods," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including movables, fixtures, equipment, inventory, or other tangible personal property.

"Goodwill" shall mean all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

"Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Guaranteed Indebtedness" shall mean, as to any Person, any obligation of such Person guaranteeing any indebtedness, lease, dividend, or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such guaranteeing Person (whether or not contingent): (i) to purchase or repurchase any such primary obligation; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) to indemnify the owner of such primary obligation against loss in respect thereof.

"Gross Lease Receivables" shall mean any and all now existing or owned and hereafter arising or acquired rents, payments and other amounts due under or in connection with any Leases (including, without limitation, any sales or use tax, supplemental rent payments, additional rent payments, rental reserves, security deposits, purchase option payments, renewal payments, early termination payments, residual payments, casualty payments, termination payments, stipulated loss payments, insurance payments, or any other payments, proceeds or amounts of any kind whatsoever due under or in connection with any Leases and all proceeds thereof), proceeds of sale from sale of the equipment leased or financed thereunder or the lease or other disposition (temporary or otherwise) of same, any and all other amounts due under the same, and all proceeds of the foregoing, including, without limitation, insurance proceeds.

"Guarantor" shall mean each Person which executes a guarantee or a support, put or other similar agreement in favor of Lender in connection with the transactions contemplated by this Agreement.

"Guarantee" shall mean any agreement to perform all or any portion of the Obligations on behalf of Borrower or any other Credit Party, in favor of, and in form and substance satisfactory to, Lender, together with all amendments, modifications and supplements thereto, and shall refer to such Guarantee as the same may be in effect at the time such reference becomes operative.

"Hazardous Material" shall mean any substance, material or waste which is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance which is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

"Indebtedness" of any Person shall mean: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured, but not including obligations to trade creditors incurred in the ordinary course of business and not more than 45 days past due); (ii) all obligations evidenced by notes, bonds, debentures or similar instruments; (iii) all indebtedness created or arising under any conditional sale or other title retention agreements with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (iv) all Capital Lease Obligations;
(v) all Guaranteed Indebtedness; (vi) all Indebtedness referred to in clauses
(i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; (vii) the Obligations; and (viii) all liabilities under Title IV of ERISA.

"Indemnified Liabilities" shall have the meaning assigned to it in Section 1.11.

"Indemnified Person" shall have the meaning assigned to it in Section 1.11.

"Instruments" shall mean all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

"Intellectual Property" shall mean any and all Licenses, Patents, Copyrights, Trademarks, trade secrets and customer lists.

"Inventory" shall mean all "inventory," as such term is defined in the Code, now or hereafter owned or acquired by any Person, wherever located, including all inventory, merchandise, goods and other personal property which are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

"IRC" shall mean the Internal Revenue Code of 1986, and any successor thereto.

"IRS" shall mean the Internal Revenue Service, or any successor thereto.

"Lease" or "Leases" shall mean (i) any of the Borrower's now existing or owned and hereafter arising or acquired equipment lease or leases that are identified on any Lease Certificate which as been delivered to the Lender by the Borrower with regard to any Revolving Credit Advance under this Agreement, (ii) any of the Borrower's now existing or owned and hereafter arising or acquired equipment financing arrangement or arrangements determined or intended not to be a true lease that are identified on any Lease Certificate which has been delivered to the Lender by the Borrower with regard to any Revolving Credit Advance under this Agreement, or (iii) any of the Borrower's now existing or owned and hereafter arising or acquired equipment security agreements, condition sale agreements or promissory notes and any schedules, amendments, modifications, supplements, riders, purchase options, exhibits and addendum thereto, pursuant to which the Borrower leases or finances equipment that are identified on any Lease Certificate which has been delivered to the Lender by the Borrower with regard to any Revolving Credit Advance under this Agreement. Any such lease, financing arrangement, security agreement, conditional sale agreement or promissory note that are identified on any Lease Certificate which has been delivered to the Lender by the Borrower with regard to any Revolving Credit Advance under this Agreement shall include, without limitation, any and all rents, payments, rental reserves, security deposits and other amounts due thereunder, proceeds of sale from sale of the equipment leased or financed thereunder or the lease or other disposition (temporary or otherwise) of same, any and all other amounts due under the same, and all proceeds of the foregoing, including, without limitation, insurance proceeds.

"Lease Certificate" means a fully completed certificate in substantially the form of Exhibit D or in such form as Lender shall otherwise request, certified as being complete and correct by Golden Eagle Credit Corporation's chief financial officer or president and by Golden Eagle LLC's managing member or manager. Without limiting the generality of the foregoing, any such Lease Certificate shall, among other things, identify the Lease or Leases regarding the requested Revolving Credit Advance under this Agreement by the applicable Account Debtor and the state in which the applicable Account Debtor's billing address is located and setting forth for each such Lease (i) a number identifying the Lease, (ii) the original and remaining term of the Lease, (iii) the scheduled monthly or quarterly payments for each Lease and (iv) the original cost of the applicable Leased Equipment.

"Lease Receivables" means only any regular rent or lease payments due under any now existing or owned and hereafter arising or acquired Leases, and expressly excludes any sales or use tax, supplemental rent payments, additional rent payments, rental advances, security deposits, purchase option payments, renewal payments, early termination payments, residual payments, casualty payments, termination payments, stipulated loss payments, insurance payments or any other payments, proceeds or amounts of any kind whatsoever due under or in connection with any Leases, and all proceeds of the foregoing, including, without limitation, insurance proceeds.

"Leased Equipment" means all now existing or owned and hereafter arising or acquired equipment leased or financed under, or in connection with, or relating to, any Leases (whether same constitutes "Equipment" or "Inventory" under the Code, and any and all substitutions, replacements, accessories, accessions, additions, and improvements thereto or therefor now existing or owned and hereafter arising or acquired with respect to all of the foregoing, and any and all returns, exchanges thereto or repossessions thereto, and any proceeds resulting from the sale, lease or other disposition (temporary or otherwise) of the foregoing, and any bills of sale, warranty agreements or any other purchase agreements or documents of any kind whatsoever related to any or all of the foregoing, and all the proceeds thereof, including, without limitation, insurance proceeds.

"Lender" shall mean Webster Bank and, if at any time Webster Bank shall decide to assign or syndicate all or any of the Obligations, such term shall include such assignee or such other members of the syndicate.

"License" shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Person.

"Lien" shall mean any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

"Litigation" shall mean any claim, lawsuit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority.

"Loan Documents" shall mean this Agreement, the Note, the Financial Statements, the Guarantee, the Power of Attorney, the Bank Account Agreements, and the other documents and instruments listed in Schedule F, and all security agreements, mortgages and all other documents, instruments, certificates, and notices at any time delivered by any Person (other than Lender) in connection with any of the foregoing.

"Loan" shall mean the Revolving Credit Loan.

"Material Adverse Effect" shall mean: (i) a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of Borrower or any other Credit Party or the industry within which Borrower or any other Credit Party operates, (b) Borrower's or any other Credit Party's ability to pay or perform the Obligations under the Loan Documents to which such Credit Party is a party in accordance with the terms thereof, (c) the Collateral or Lender's Liens on the Collateral or the priority of any such Lien, or (d) Lender's rights and remedies under this Agreement and the other Loan Documents; or (ii) the incurrence by Borrower or any other Credit Party of any liability (other than Indebtedness permitted by Section 5(c)), contingent or liquidated, which has an actual or estimated incurrence of liability, or dollar exposure or loss, greater than $50,000 to Borrower or any other Credit Party.

"Maturity Date" shall mean the date that is 2 years from the Closing Date.

"Maximum Amount" shall mean the maximum amount of credit to be provided by Lender to or for the benefit of Borrower for aggregate Revolving Credit Advances outstanding at any time, without regard to the Borrowing Base or reserves, which amount, for purposes of this Agreement, is $10,000,000; provided, however, that in no event shall the aggregate outstanding principal amount of the Revolving Credit Advances exceed $5,000,000 until (i) Hypercom Financial, Inc. acquires substantially all of the assets of Borrower (the "Hypercom Transaction") or agrees to be bound by and unconditionally guarantees the prompt payment and performance of all of the Borrower's obligations to Lender under this Agreement, the Note and any other Loan Documents, in form and substance satisfactory in all respects to the Lender, in which case the maximum amount of credit to be provided by Lender to Borrower under this Agreement shall increase to $10,000,000, or (ii) in the event the Hypercom Transaction fails to close during the term of this Agreement, then upon delivery of internally prepared consolidated financial statements satisfactory to the Lender, in its sole and absolute discretion, then the maximum amount of credit to be provided by Lender to Borrower under this Agreement shall increase to $7,500,000, or (iii) notwithstanding the provisions of paragraphs (i) and (ii) above, upon receipt by the Lender of audited consolidated financial statements, satisfactory to Lender in its sole and absolute discretion, for the Borrower, then the maximum amount of credit to be provided by Lender to Borrower under this Agreement shall increase to $10,000,000.

"Multiemployer Plan" shall mean a "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, to which Borrower, any other Credit Party or any ERISA Affiliate is making, is obligated to make, has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

"Net Borrowing Availability" shall mean at any time the Borrowing Availability less the Revolving Credit Loan.

"Net Face Amount" shall mean the gross Lease Receivable less all sales, excise or similar taxes charged thereon and less all discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

"Note" shall mean the Revolving Credit Note.

"Notice of Revolving Credit Advance" shall have the meaning assigned to it in
Section 1.1(b).

"Obligations" shall mean loans, advances, debts, expense reimbursement, fees, liabilities, and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower and any other Credit Party to Lender, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, whether arising under any of the Loan Documents or under any other agreement between Borrower, such Credit Party and Lender, and all covenants and duties regarding such amounts. This term includes all principal, interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to Borrower under any of the Loan Documents, and all principal and interest due in respect of the Loans and all obligations and liabilities of any Guarantor under any Guarantee.

"Operating Account" shall have the meaning assigned to it in Schedule D.

"Patents" shall mean all of the following in which any Person now holds or hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

"PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

"Permitted Encumbrances" shall mean the following encumbrances: (i) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 3.11; (ii) pledges or deposits securing obligations under worker's compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of any Credit Party; (v) inchoate and unperfected workers', mechanics', or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, fixtures or real estate; (vi) carriers', warehousemans', suppliers' or other similar possessory liens arising in the ordinary course of business and securing indebtedness not yet due and payable in an outstanding aggregate amount not in excess of $25,000 at any time so long as such Liens attach only to Inventory;
(vii) deposits of money securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (viii) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real estate; (ix) Purchase Money Liens securing Purchase Money Indebtedness (or rent) to the extent permitted under Section 5(c)(ii); (x) Liens in existence on the Closing Date as disclosed on Disclosure Schedule 5(h) provided that no such a Lien is spread to cover additional property after the Closing Date and the amount of Indebtedness secured thereby is not increased; and (xi) Liens in favor of Lender securing the Obligations.

"Permitted Sale Collateral" shall mean any Leases, Gross Lease Receivables, Leased Equipment, Chattel Paper of the Borrower, and/or guaranties or any undertakings of any kind whatsoever of any Leases or Chattel Paper of the Borrower which the Lender permits the Borrower to sell or assign after the date of this Agreement only pursuant to the terms of Section 9.16 of this Agreement.

"Person" shall mean any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person's successors and assigns.

"Plan" shall mean, with respect to Borrower or any other Credit Party, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which Borrower or any other Credit Party maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

"Proceeds" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include: (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower or any other Credit Party from time to time with respect to any Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to Borrower or any other Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority);
(iii) any claim of Borrower or any other Credit Party against third parties (a) for past, present or future infringement of any Intellectual Property or (b) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; (iv) any recoveries by Borrower or any other Credit Party against third parties with respect to any litigation or dispute concerning any Collateral; and (v) any and all other amounts from time to time paid or payable under or in connection with any Collateral, upon disposition or otherwise.

"Purchase Money Indebtedness" shall mean (i) any Indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, (ii) any Indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (iii) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

"Purchase Money Lien" shall mean any Lien upon any fixed assets which secures the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures only such Purchase Money Indebtedness.

"Qualified Plan" shall mean a Plan which is intended to be tax-qualified under
Section 401(a) of the IRC.

"Real Property" shall have the meaning assigned to it in Section 3.16.

"Release" shall mean, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials in the indoor or outdoor environment by such Person, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or property.

"Requirement of Law" shall mean as to any Person, the Certificate or Articles of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Restricted Payment" shall mean: (i) the declaration or payment of any dividend or the occurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of Borrower's or any other Credit Party's Stock; (ii) any payment on account of the purchase, redemption, defeasance or other retirement of Borrower's or any other Credit party's Stock or Indebtedness or any other payment or distribution made in respect of any thereof, either directly or indirectly; other than (a) that arising under this Agreement, (b) if no Default shall have occurred and be continuing, or shall result therefrom, interest and principal, when due without acceleration or modification of the amortization as in effect on the Closing Date, under Indebtedness (not including the Subordinated Indebtedness) described in Disclosure Schedule (3.7) or otherwise permitted under Section 5(c)(ii), and (c) distributions to shareholders in respect of such shareholders' income taxes directly attributable to the Borrower's net income, provided that such distributions are paid to the appropriate Governmental Authorities within 5 Business Days of receipt thereof; or (iii) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person which is not expressly and specifically permitted in this Agreement; provided, that no payment to Lender shall constitute a Restricted Payment.

"Retiree Welfare Plan" shall mean, at any time, a Plan that is a "welfare plan" as defined in Section 3(2) of ERISA, that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary or the participant.

"Revolving Credit Advance" shall have the meaning assigned to it in Section 1.1(a).

"Revolving Credit Loan" shall mean at any time the aggregate amount of Revolving Credit Advances then outstanding.

"Revolving Credit Note" shall mean the promissory note of Borrower dated the Closing Date, substantially in the form of Exhibit F.

"Revolving Credit Rate" shall have the meaning assigned to it in Section 1.5(a).

"Schedule of Documents" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Loan Documents and the transactions contemplated thereunder, substantially in the form of Schedule F.

"Stated Expiry Date" shall mean June 30, 2001.

"Stock" shall mean all certificated and uncertificated shares, options, warrants, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of
1934).

"Stockholder" shall mean each holder of Stock of Borrower or any other Credit Party.

"Subordinated Indebtedness" shall mean the Indebtedness of Borrower to Leonard
E. Friedlander and Lawrence T. Lawler, Jr..

"Subsidiary" shall mean, with respect to any Person, (i) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (ii) any partnership or limited liability company in which such Person or one or more Subsidiaries of such Person has an equity interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner.

"Taxes" shall mean taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Lender.

"Termination Date" shall mean the date on which the Revolving Credit Loan, and any other Obligations under this Agreement are indefeasibly paid in full, in cash, and Borrower shall have no further right to borrow any moneys or obtain other credit extensions or financial accommodations under this Agreement.

"Title IV Plan" shall mean an "employee pension benefit plan," as defined in
Section 3(2) of ERISA (other than a Multiemployer Plan), which is covered by Title IV of ERISA, and which Borrower, any other Credit Party or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

"Trademark License" shall mean rights under any written agreement now owned or hereafter acquired by any Person granting any right to use any Trademark or Trademark registration.

"Trademarks" shall mean all of the following now owned or hereafter acquired by any Person: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or any political subdivision thereof, and (ii) all reissues, extensions or renewals thereof.

"Transaction Summary" shall mean the Transaction Summary set forth in the Recitals to this Agreement.

"Trustee" shall mean any trustee, or any successor trustee, acceptable to the Lender in its sole discretion, which, at the Lender's sole option, shall hold, on behalf of the Lender pursuant to the terms of this Agreement and the Trust Agreement, all of the original Leases, schedules, acceptance certificates, riders, supplements, purchase options, exhibits, addendum, tax authorizations and liability and hazard insurance policies for, and any and all other documents or instruments executed and/or delivered in connection with (including, without limitation, any guarantees or undertakings of any kind whatsoever of the same) the Leases.

"Trust Agreement" shall mean the Trust Agreement between the Lender, the Borrower and the Trustee, which shall be in form and substance acceptable to the Lender in its sole discretion, and any and all riders, amendments, supplements or modifications thereto and any exhibits or schedules delivered in connection therewith.

"Unfunded Pension Liability" shall mean, at any time, the aggregate amount, if any, of the sum of (i) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for such Title IV Plan determined on the basis of a shutdown of the employees thereunder and using the actuarial assumptions in effect for funding purposes under such Title IV Plan, and (ii) for a period of five (5) years following a transaction which could be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by Borrower, any other Credit Party or any ERISA Affiliate as a result of such transaction.

"Year 2000 Compliant" shall mean, with regard to the Borrower and/or its suppliers, vendors and customers, that all software, embedded microchips, and other processing capabilities utilized by, and material to the business operations or financial condition of, such entity are able to interpret and manipulate date on and involving all calendar dates correctly and without causing any abnormal ending scenario, including in relation to dates on and after January 1, 2000.

Any accounting term used in this Agreement or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the Closing Date unless Borrower and Lender shall otherwise specifically agree in writing. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. All other undefined terms contained in this Agreement or the other Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code. The words "herein," "hereof" and "hereunder" or other words of similar import refer to this Agreement as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

For purposes of this Agreement and the other Loan Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary: (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter; (b) the term "or" is not exclusive; (c) the term "including" (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statues and regulations; (e) all references in the Agreement or in the Schedules to this Agreement to sections, schedules, disclosure schedules, exhibits, and attachments shall refer to the corresponding sections, schedules, disclosure schedules, exhibits, and attachments of or to this Agreement; and (f) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

              SCHEDULE B - LENDER'S AND BORROWERS REPRESENTATIVES
                             FOR NOTICES, ADDRESSES

Lender's Representative:

Name:          Webster Bank

Address:       CityPlace II
               185 Asylum Street, 5th Floor
               Hartford, CT 06103-3494

Attn:          Gary W. Burdick, Senior Vice President

Telephone:     (860) 692-1628

Facsimile:     (860) 692-1630



Borrower's Representative:


Name:          Golden Eagle LLC

Address:       90 Grove Street
               Ridgefield, CT 06877


Attn:          Lawrence T. Lawler, Jr.

Telephone:     (203) 438-0700

Facsimile:     (203) 894-8219

                                   SCHEDULE C















                            INTENTIONALLY LEFT BLANK

                          SCHEDULE D - CASH MANAGEMENT

Borrower agrees to establish, and to maintain, until the Termination Date, the cash management system described below:

1. Attachment I hereto sets forth all deposit, checking, operating or other bank accounts, or similar money handling accounts, with any bank or other financial institution of Borrower and Corporate Credit Party as of the date hereof. Attachment I shall be updated annually by Borrower.

2. Commencing on the Closing Date and until the Termination Date, Borrower shall maintain an account with Lender (the "Operating Account") into which Lender shall, from time to time, deposit proceeds of Revolving Credit Advances made pursuant to Section 1.1 for use solely in accordance with the provisions of Section 1.3.

                          ATTACHMENT I TO SCHEDULE D

LIST OF BANK ACCOUNTS

     1.   Lock Box Accounts. Fleet Bank Account #941-755-5686

     2.   Disbursement Accounts. N/A

     3.   Petty Cash Account (not to exceed $_______). N/A

     4.   Payroll Account (not to exceed one regular payroll). N/A

     5.   Cash Collateral Account. N/A

     6.   Operating Accounts. Fleet Bank Checking Account #936-136-2606
                              Fleet Bank Savings Account  #936-082-2260
                              Savings Bank of Danbury #90063390
                              Ridgefield Savings Bank #505013026
                              First Federal Funding #01910009081

                               SCHEDULE E - FEES

1.   CLOSING FEE: a non-refundable fee of $40,000 (the "Closing Fee")

2. AUDIT FEE: It is anticipated that Collateral audits will be required annually. If a Default shall have occurred, the Lender may require additional audits its sole discretion. Collateral audits will be performed by an independent certified public accounting firm acceptable to the Lender, such acceptance not to be unreasonably withheld. Borrower will reimburse Lender for the fees incurred by such audits provided that such fees shall not exceed $7,500 per audit, plus out of pocket expenses, unless a Default shall have occurred.

4. UNUSED LINE FEE: Lender shall charge, and the Borrower shall pay Lender, a non-refundable unused facility fee ("Fee") in an amount equal to (a) 1/2 percent (.50%) multiplied by (i) the difference between $10,000,000.00 and the actual amount of the average daily principal balance of all outstanding principal and/or Revolving Credit Advances during the applicable month (or applicable portion thereof), multiplied by (ii) a fraction, the numerator of which shall be the number of days in such applicable month (or applicable portion thereof), and the denominator of which shall be 360. The Fee shall be calculated on a monthly basis but shall be payable on a calendar quarterly basis in arrears. The first calendar quarterly installments of the Fee shall be due and payable on the last day of each calendar quarter (commencing December 31, 1999) and each quarterly installment of the Fee thereafter through and including the Termination Date. No portion of any fees paid to lender of any kind whatsoever shall be refundable to Borrower for any reason whatsoever.

5. LEGAL FEES: Borrower will reimburse Lender for the fees incurred by Lender in connection with the preparation, execution, and delivery of this Agreement and the Loan Documents, provided, that such reimbursement shall not exceed $20,000.

                       SCHEDULE F - SCHEDULE OF DOCUMENTS

1.   Loan and Security Agreement

2.   $10,000,000 Revolving Credit Note

3. Guarantees - Leonard Friedlander, Lawrence T. Lawler, Jr., Golden Eagle Credit Corporation

4.   Financing Statement on Form UCC-1 - CT, NY, NJ, MA, CA

5. Secretarial Certificate and Members' Certificate of Credit Parties with the following attachments:

     a.   Articles of Incorporation or other organizational document
     b. Certification by the Connecticut Secretary of State of Articles of Incorporation or other organizational document
     c.   By-laws or Operating Agreement
     d.   Certificate of Good Standing
     e.   Resolutions of Board of Directors or Members

6.   Power of Attorney

7.   Custodial (Trust) Agreement

8.   Closing Certificate Re: Evidence of Satisfaction of Preconditions

9.   Borrowing Base Certificate

10.  Tax Clearance Certificates

11.  Post Office Change of Address Card

12.  Subordination Agreements

     a.   Leonard E. Friedlander
     b.   Lawrence T. Lawler, Jr.

13.  Solvency Certificate

14. Evidence of Insurance - Casualty, Business Interruption, Environmental and Liability

     a.   Copies of Policies
     b.   Certificates of Insurance
     c.   Loss Payable Endorsement

15.  UCC Searches

16.  Opinion of Credit Party's Counsel

17.  Disbursement Authorization Letter

18.  Evidence of Satisfaction of Tax Collector, Town of Watertown Lien

19.  Post-Closing Letter